UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ReShape Lifesciences Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed:

1001 Calle Amanecer

San Clemente, CA 92673

(949) 429-6680

April 30, 2018

Dear Stockholders:

You are cordially invited to join us for our 2018 annual meeting of stockholders, which will be held on Wednesday, May 23, 2018 at 4:30 p.m. Eastern Time. The meeting will be conducted completely as a virtual meeting via the internet at www.virtualshareholdermeeting.com/RSLS2018. Holders of record of our common stock as of April 19, 2018, are entitled to notice of and to vote at the 2018 annual meeting.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

We hope you will be able to attend the meeting. However, even if you plan to attend the meeting, please vote your shares promptly to ensure that they are represented at the meeting. You may submit your proxy vote by telephone or internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you previously submitted a proxy vote but decide to attend the meeting and change your proxy vote, you may do so automatically by voting at the meeting. Your vote will automatically be changed to reflect your vote at the meeting.

We look forward to your attendance at our virtual annual meeting.

Sincerely,

Dan W. Gladney

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, May 23, 2018 at 4:30 p.m. Eastern Time

Place:

The annual meeting will be conducted completely as a virtual meeting via the internet. Stockholders may attend the meeting and vote their shares electronically during the meeting via the live webcast by visiting www.virtualshareholdermeeting.com/RSLS2018. Have the information that is printed in the box marked by the arrow on your proxy card available and follow the instructions. Stockholders may submit questions in advance of the meeting by visiting www.proxyvote.com. We believe that holding our meeting completely online will enable greater participation and improved communication.

Items of Business:	1. Election of two Class II directors for a three-year term.

2.      Advisory vote on executive compensation.

3.      Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018.

4.      Approval, for purposes of complying with the Nasdaq Listing Rules, of the issuance of shares of our common stock underlying shares of our series D convertible preferred stock (the “series D convertible preferred stock”) and warrants to purchase common stock issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated April 2, 2018, between us and the investors named therein, in an amount in excess of 19.99% of our common stock outstanding at the time we entered into the Securities Purchase Agreement.

5.      Authorization of the Board of Directors to amend our Sixth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”) at a ratio of between 1-for-8 and 1-for-15, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the Reverse Stock Split being rounded up to the nearest whole share; provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion.

6.      Approval of an amendment to our Second Amended and Restated 2003 Stock Incentive Plan to (i) increase the number of shares of common stock reserved for issuance by 6,500,000 shares and (ii) provide for an annual increase on the first day of each year beginning in 2019 such that the number of shares of common stock available under the plan equals 15% (or such lesser amount determined by our Board of Directors) of the total shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year.

7.      Any other business that may properly be considered at the meeting or any adjournment of the meeting.

Record Date:

You may vote at the meeting if you were a holder of record of our common stock at the close of business on April 19, 2018. However, under the applicable Nasdaq Stock Market rules, holders of common stock that also hold shares of series D convertible preferred stock are not entitled to vote their shares on Proposal No. 4.

Voting by Proxy:

If you cannot attend the annual meeting, you may vote your shares by telephone or internet by no later than 11.59 p.m. Eastern Time on May 22, 2018 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail for receipt prior to the date of the annual meeting. We encourage you to vote by telephone or internet in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope addressed to Broadridge Financial Solutions, Inc. for which no postage is required if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2018

This proxy statement and the Annual Report on Form 10-K

for the fiscal year ended December 31, 2017 are available at www.proxyvote.com

By Order of the Board of Directors:

Scott P. Youngstrom
Secretary

April 30, 2018

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2018	6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	8

PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTORS	9

DIRECTOR COMPENSATION	11

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	12

EXECUTIVE OFFICERS	18

EXECUTIVE COMPENSATION	19

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION	24

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25

AUDIT COMMITTEE REPORT	26

PROPOSAL NO. 4—APPROVAL OF ISSUANCE OF COMMON STOCK UNDERLYING SERIES D CONVERTIBLE PREFERRED STOCK AND WARRANTS TO PURCHASE COMMON STOCK ISSUED PURSUANT TO SECURITIES PURCHASE AGREEMENT DATED APRIL 2, 2018	27

PROPOSAL NO. 5—APPROVAL OF REVERSE STOCK SPLIT	32

PROPOSAL NO. 6—AMENDMENT TO SECOND AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE	39

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K	47

“HOUSEHOLDING” OF PROXY MATERIALS	47

OTHER MATTERS	47

i

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2018

The Board of Directors of ReShape Lifesciences Inc. (“ReShape Lifesciences” or the “Company”) is soliciting proxies for use at the annual meeting of stockholders to be held on May 23, 2018, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to stockholders on or about April 30, 2018.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders, including:

•                  election of two Class II directors (Proposal No. 1);

•                  advisory vote on executive compensation (Proposal No. 2);

•                  ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018 (Proposal No. 3);

•                  approval, for purposes of complying with the Nasdaq Listing Rules, of the issuance of shares of our common stock underlying shares of our series D convertible preferred stock and warrants to purchase common stock issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated April 2, 2018 (the “Securities Purchase Agreement”), between us and the investors named therein, in an amount in excess of 19.99% of our common stock outstanding at the time we entered into the Securities Purchase Agreement (Proposal No. 4);

•                  authorization of the Board of Directors to amend our Sixth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”) at a ratio of between 1-for-8 and 1-for-15, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the Reverse Stock Split being rounded up to the nearest whole share; provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion (Proposal No. 5);

•                  approval of an amendment to our Second Amended and Restated 2003 Stock Incentive Plan to (i) increase the number of shares of common stock reserved for issuance by 6,500,000 shares and (ii) provide for an annual increase on the first day of each year beginning in 2019 such that the number of shares of common stock available under the plan equals 15% (or such lesser amount determined by our Board of Directors) of the total shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year (Proposal No. 6); and

•                  any other business that may properly be considered at the meeting or any adjournment of the meeting.

Who is entitled to vote at the meeting?

The Board has set April 19, 2018 as the record date for the annual meeting. If you were a stockholder of record of our common stock at the close of business on April 19, 2018, you are entitled to vote at the meeting. However, under the applicable Nasdaq Stock Market rules, holders of common stock that also hold shares of series D convertible preferred stock are not entitled to vote their shares on Proposal No. 4.

As of the record date, 33,450,447 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting. However, because the 258,626 shares of common stock held by the holders of series D convertible preferred stock as of the record date are not entitled to vote on Proposal No. 4, 33,191,821 shares of common stock are eligible to vote on Proposal No. 4.

How may I attend the meeting?

The annual meeting will be conducted completely as a virtual meeting via the internet. Stockholders may attend the meeting and vote their shares electronically during the meeting via the live webcast by visiting www.virtualshareholdermeeting.com/RSLS2018. Stockholders may submit questions in advance of the meeting by visiting www.proxyvote.com. We believe that holding our meeting completely online will enable greater participation and improved communication. Stockholders will need the information that is printed in the box marked by the arrow on their proxy card to enter the meeting and vote their shares at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of all of the shares of the outstanding common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•                  you are present and vote at the meeting; or

•                  you have properly submitted a proxy card by mail, telephone or internet.

Therefore, in order for a quorum to be present, there must be a total of 16,725,224 shares of common stock present or represented by proxy and entitled to vote at the annual meeting on at least one of the proposals.

How do I give a proxy to vote my shares?

If you are a stockholder of record of our common stock as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•                  over the telephone by calling a toll-free number;

•                  electronically, via the internet; or

•                  by completing, signing and mailing the enclosed proxy card.

The telephone and internet procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to our transfer agent before the annual meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and internet voting is also encouraged for stockholders who hold their shares in street name.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Can I vote my shares at the meeting?

If you are a stockholder of record of our common stock, you may vote your shares at the meeting by going to www.virtualshareholdermeeting.com/RSL2018. Have the information printed in the box marked by the arrow on your proxy card available and follow the instructions. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you are a street name holder, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee.

How can I submit questions for the annual meeting?

You may submit questions prior to the meeting at www.proxyvote.com. Questions pertinent to matters to be acted upon at the annual meeting as well as appropriate questions regarding the business and operations of the company will be answered during the annual meeting, subject to time constraints. In the interests of time and efficiency, we reserve the right to group questions of a similar nature together to facilitate the question and answer portion of the meeting. We may not be able to answer all questions submitted in the allotted time.

What vote is required for a proposal to be approved?

Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting.  Approval of the Reverse Stock Split requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the annual meeting. Each other matter that may be acted upon at the meeting will be determined by the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting and entitled to vote on that matter.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you submit your proxy but abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. Withholding authority to vote for one or more of the directors up for re-election will have no effect on the voting for the election of any director who is among the two nominees receiving the highest number of votes FOR his or her election.

If you hold your shares in street name with a brokerage firm that exercises discretionary proxy authority and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote (a “Non-Discretionary Proposal”). Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on any Non-Discretionary Proposal. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018 and approval of the Reverse Stock Split are considered routine matters on which a broker or other nominee has discretionary authority to vote.

Your broker or other nominee does not have discretionary authority to vote your shares with regard to any of the other proposals.

Is the company party to any voting agreements with respect to the proposals to be voted on at the meeting?

Yes.

In connection with our acquisition of BarioSurg, Inc. on May 22, 2017, we entered into a voting agreement with Dr. Raj Nihalani, the founder and Chief Executive Officer of BarioSurg and our current Chief Technology Officer, pursuant to which Dr. Nihalani agreed to vote all shares of our common stock he owns in accordance with the recommendation of the Board of Directors of the Company. Accordingly, Dr. Nihalani has agreed to vote for each of our director nominees and for each of the other proposals presented at the annual meeting. Dr. Nihalani holds 4,520,331 shares of common stock representing approximately 13.5% of our common stock as of the record date.

In connection with our acquisition of ReShape Medical, Inc. on October 2, 2017, we entered into a voting agreement with each former holder of ReShape Medical securities who would hold at least 5% of our outstanding common stock (on an as-converted basis) after the merger, pursuant to which those holders agreed to vote all shares of common stock in the same manner as and in the same proportion as the votes cast on the matter by the holders of our voting securities entitled to vote on the matter, unless such requirement is waived by our Board of Directors. The former ReShape Medical holders who entered into a voting agreement are Endeavour Medtech Growth LP, HealthCor Partners Fund II, L.P., New Leaf Ventures I, L.P., SV Life Sciences Fund IV, L.P. and U.S. Venture Partners X, L.P. In connection with the Securities Purchase Agreement, each of these holders and Venture Investors Early Stage Fund V L.P. entered into an additional voting agreement pursuant to which they agreed to vote in favor of Proposal No. 4. Collectively, those holders own 11,091,656 shares of common stock representing approximately 33.2% of our common stock as of the record date.

How will the proxies vote on any other business brought up at the meeting?

By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the meeting. We do not know of any other business to be considered at the meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.

How does the Board of Directors recommend that I vote?

You will vote on the following management proposals:

•                  Election of the following Class II directors: Dan W. Gladney and Lori C. McDougal, each to serve a three-year term.

•                  Advisory vote on executive compensation.

•                  Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018.

•                  Approval, for purposes of complying with the Nasdaq Listing Rules, of the issuance of shares of our common stock underlying shares of our series D convertible preferred stock and warrants to purchase common stock issued by us pursuant to the terms of the Securities Purchase Agreement in an amount in excess of 19.99% of our common stock outstanding at the time we entered into the Securities Purchase Agreement.

•                  Authorization of the Board of Directors to amend the Certificate of Incorporation to effect the Reverse Stock Split at a ratio of between 1-for-8 and 1-for-15, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the Reverse Stock Split being rounded up to the nearest whole share; provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion.

•                  Approval of an amendment to our Second Amended and Restated 2003 Stock Incentive Plan to (i) increase the number of shares of common stock reserved for issuance by 6,500,000 shares and (ii) provide for an annual increase on the first day of each year beginning in 2019 such that the number of shares of common stock available under the plan equals 15% (or such lesser amount determined by our Board of Directors) of the total shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year.

The Board of Directors recommends that you vote FOR the election of each of the nominees for Class II directors and FOR each of the other proposals.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone and do not specify how you want to vote your shares, we will vote your shares FOR the election of each of the nominees for Class II directors and FOR each of the other proposals.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting at the meeting.

To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact:

Broadridge Financial Solutions, Inc.

51 Mercedes Way, Edgewood, New York 11717

Call toll free: (855) 325-6676

Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the meeting. We will publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission no later than four business days after the date of our annual meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries and/or director fees.

We have engaged The Proxy Advisory Group, LLC® to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

What are the deadlines for submitting stockholder proposals for the 2019 annual meeting?

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2019 annual meeting, the written proposal must be received at our principal executive offices at 1001 Calle Amanecer, San Clemente, California 92673, Attention: Secretary, on or before December 31, 2018. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Our bylaws provide that a stockholder may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Secretary of ReShape Lifesciences at our principal executive offices in San Clemente, California, no less than 90 days and no more than 120 days prior to the anniversary date of the last annual meeting. For the 2019 annual meeting, director nominations and stockholder proposals must be received on or after January 23, 2019 and on or before February 22, 2019. The proposal must contain the specific information required by our bylaws. In the event that the 2019 annual meeting is called for a date that is not within 30 days of the anniversary date of the 2018 annual meeting, stockholder proposals must be received in accordance with the timeline set forth in our bylaws. You may request a copy of our bylaws by writing to Secretary, ReShape Lifesciences Inc., 1001 Calle Amanecer, San Clemente, California 92673, or calling (949) 429-6680. Stockholder proposals that are received by us after February 22, 2019, may not be presented in any manner at the 2019 annual meeting.

How can I communicate with ReShape Lifesciences’ Board of Directors?

Stockholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors, all independent directors or specified individual directors to: ReShape Lifesciences Inc., c/o Secretary, 1001 Calle Amanecer, San Clemente, California 92673. All communications will be compiled by the Secretary and submitted to the Board of Directors or the specified directors on a periodic basis.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2018

This proxy statement and the Annual Report on Form 10-K

for the fiscal year ended December 31, 2017 are available at www.proxyvote.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock by each person or group who beneficially owned 5% or more of our common stock, each of our directors, each of the executive officers named in the Summary Compensation Table in this proxy statement and our directors and executive officers as a group, as of April 6, 2018. Percentage ownership calculations for beneficial ownership are based on 32,950,447 shares outstanding as of April 6, 2018. The following table also shows the beneficial ownership of our outstanding preferred stock by each person or group who would beneficially own 5% or more of our common stock if all shares of our outstanding preferred stock converted to common stock. The information regarding the beneficial owners of more than 5% of our common stock is based upon information supplied to us by our directors, officers and principal stockholders or on Schedules 13D or 13G filed with the Securities and Exchange Commission (“SEC”). Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them and their address is c/o ReShape Lifesciences Inc., 1001 Calle Amanecer, San Clemente, California 92673.

Name of Beneficial Owner	Number of Shares of Common Stock(1)	Percent of Outstanding Common Stock	Number of Shares of Common Stock Underlying Preferred Stock(2)	Percent of Outstanding Common Stock, Assuming Conversion of All Outstanding Preferred Stock
Dr. Raj Nihalani(3)	4,520,331	13.7%	0	8.0%
Endeavour Medtech Growth LP(4) 1 Royal Plaza, Royal Avenue St. Peter Port, Guernsey, GY1 2HL United Kingdom	2,709,841	8.2%	711,800	6.0%
HealthCor Partners Fund II, L.P.(4) 152 West 57th Street, 43rd Floor New York, NY 10019	2,616,745	7.9%	2,620,000	9.3%
SV Life Sciences Fund IV, L.P. (4) One Boston Place 201 Washington Street, Suite 3900 Boston, MA 02108	2,250,958	6.8%	2,256,100	8.0%
U.S. Venture Partners X, L.P. (4) 1460 El Camino Real, Suite 100 Menlo Park, CA 94025	1,579,054	4.8%	1,582,600	5.6%
Dan W. Gladney(3)(5)	269,097	*	0	*
Scott P. Youngstrom(5)	79,988	*	0	*
Naqeeb A. Ansari(5)(6)	53,484	*	0	*
Gary D. Blackford(3)(5)	16,891	*	0	*
Bobby I. Griffin(3)(5)	19,871	*	0	*
Michael Y. Mashaal, M.D.(3)(7)	2,616,745	7.9%	2,620,000	9.3%
Lori C. McDougal(3)(5)	16,982	*	0	*
Jon T. Tremmel(3)(5)	20,062	*	0	*
All directors and executive officers as a group (7 persons)(8)	3,039,636	9.2%	2,620,000	10.0%

*                 The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares of common stock.

(1)         For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock which that person has the right to acquire within 60 days following April 6, 2018.  For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which that person or persons has or have the right to acquire within 60 days following April 6, 2018, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)         Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. are not included in this table because of the beneficial ownership limitation described in Proposal No. 4 that currently prevents such parties from collectively owning more than 4.99% of our outstanding common stock.

(3)         In connection with our acquisition of BarioSurg, Dr. Nihalani, the founder and Chief Executive Officer of BarioSurg, entered into a voting agreement and irrevocable proxy (the “Voting Agreement”) with us pursuant to which Dr. Nihalani agreed to vote all shares of our common stock he owns after the merger, including shares of common stock issued upon conversion of our conditional convertible preferred stock, in accordance with the recommendation of our Board of Directors. As a result of the Voting Agreement, each of the members of our Board of Directors, in his or her capacity as a member of the Board of Directors, may be deemed to be the beneficial owner of, and have shared voting power with respect to, such shares, as set forth in the Schedule 13D filed by the reporting persons with the SEC on June 1, 2017.

(4)         Consists of shares of common stock and series C convertible preferred stock issued in connection with our acquisition of ReShape Medical. The shares beneficially owned by SV Life Sciences Fund IV, L.P. includes 87,765 shares of common stock and 36,800 shares of common stock underlying shares of series C convertible preferred stock held by SV Life Sciences Fund IV Strategic Partners L.P. The shares beneficially owned by U.S. Venture Partners X, L.P. includes 49,008 shares of common stock and 49,100 shares of common stock underlying shares of series C convertible preferred stock held by USVP X Affiliates, L.P.

(5)         Includes the following shares subject to options exercisable currently or within 60 days of April 6, 2018:  Mr. Gladney, 267,172 shares; Mr. Youngstrom, 79,988 shares; Mr. Ansari, 53,341 shares; Mr. Blackford, 16,891 shares; Mr. Griffin, 19,819 shares; Ms. McDougal, 16,930 shares; and Mr. Tremmel, 20,060 shares.

(6)         Mr. Ansari remains employed by the Company, but the Board in 2017 determined that he is no longer an executive officer.

(7)         Consists of shares held directly by HealthCor Partners Fund II, L.P. (“HCPII”). The shares held by HCPII may be deemed to be beneficially owned by HealthCor Partners II, L.P. (“HCP2LP”), its general partner, and by HealthCor Partners GP, LLC (“HCPGP”), the general partner of HCP2LP. Dr. Mashaal is a managing director of HealthCor Partners Management, L.P. (“HCP Management”), which is the investment manager to HCPII, and may be deemed to have shared voting and investment power over such shares. Each of HCP2LP, HCPGP, HCP Management and Dr. Mashaal hereby disclaims any beneficial ownership of shares held by HCPII except to the extent of any pecuniary interest therein.

(8)         Includes 474,201 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 6, 2018, inclusive of options exercisable as described in footnote (5).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. Executive officers and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to 2017 and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and stockholders beneficially owning more than 10% of our common stock during 2017 were satisfied, except that Messrs. Gladney, Youngstrom and Ansari each filed a late Form 4 on October 12, 2017 reporting the granting of stock options on October 6, 2017.

PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTORS

Our Board of Directors currently has six members: Gary D. Blackford, Dan W. Gladney, Bobby I. Griffin, Michael Y. Mashaal, M.D., Lori C. McDougal and Jon T. Tremmel, divided into three classes with staggered three-year terms. Mr. Griffin has decided not to stand for re-election at the annual meeting and will retire from the Board of Directors effective as of the date of the annual meeting. Under our bylaws, the number of directors is fixed from time to time exclusively by our Board of Directors. At the effective time of Mr. Griffin’s retirement, the size of the Board of Directors will be reduced from six to five members.

At this year’s annual meeting, proxies will be solicited to re-elect Dan W. Gladney and Lori C. McDougal as Class II directors to serve until the 2021 annual meeting or until their successors are elected and qualified. Each of these nominees has agreed to serve as a director if elected. Proxies may not be voted for more than two Class II directors. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors comprising the Board of Directors.

Vote Required

The affirmative vote of a plurality of the common stock present and entitled to vote at the annual meeting with respect to the election of directors is required for the election of the nominees to the Board of Directors.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR election of each of the nominated Class II directors.

Nominees

The following information has been provided with respect to the members of ReShape Lifesciences’ Board of Directors, including Dan W. Gladney and Lori C. McDougal, who have each been nominated by the Board of Directors for re-election as Class II directors at the 2018 annual meeting.

CLASS II DIRECTORS— Nominees for re-election at the 2018 Annual Meeting

Dan W. Gladney, age 65, has served as our President and Chief Executive Officer since November 16, 2015 and as Chairman of our Board of Directors since October 14, 2016. Mr. Gladney joined the Company on November 2, 2015 as President-Elect and a member of the Board of Directors. Prior to joining us, Mr. Gladney served as Chairman and Chief Executive Officer of Lanx, Inc., a medical device company focused on developing and commercializing innovative devices for spinal surgery. Prior to his time at Lanx, Inc., Mr. Gladney was a Healthcare Operating Partner at Norwest Equity Partners (NEP) from 2008 until 2010, where he was responsible for strategic planning, business growth and corporate governance for NEP portfolio companies and executing new investment opportunities for the firm. Prior to joining NEP, Mr. Gladney served as President and Chief Executive Officer of several medical device companies including Heart Leaflet Technologies and ACIST Medical Systems, both of which were acquired by The Bracco Group. He also served as Chairman, Chief Executive Officer and President of Compex Technologies, a publicly traded orthopedic and health and wellness electro therapy company, from 2002 until 2006. Mr. Gladney currently serves on the board of directors of Aria CV, Inc. and has been a member of a number of other private and public company boards. After the sale of Lanx, he acted as a private investor and small business consultant.

Areas of Relevant Experience: Mr. Gladney’s significant experience leading medical device companies, as well as his position as President and Chief Executive Officer of ReShape Lifesciences and his experience with commercialization of medical device companies makes him well-suited to serve as a member of the Board of Directors.

Lori C. McDougal, age 57, has served as one of our directors since July 2015. Ms. McDougal has served in an executive capacity in the healthcare industry for more than eighteen years. She served as an Executive Vice President at Optum, Inc., a part of UnitedHealth Group, Inc., from 2013 until 2014. Prior to her time at Optum, she served as Chief Executive Officer of UnitedHealth Group’s subsidiary UnitedHealth Military & Veterans Services, LLC from 2008 until 2013, and previously served as the Chief Operating Officer of UnitedHealth Military & Veterans Services from 2007 until 2008. Before joining UnitedHealth Military & Veterans Services, she served as a Vice President of UnitedHealthcare

Medicare & Retirement starting in 2002. Additionally, she served as President of UnitedHealth International from 1998 until 2002 and Vice President of OptumInsight from 1996 to 1998.

Areas of Relevant Experience: Ms. McDougal’s significant executive leadership experience and her experience working with private and government insurers, both domestic and foreign, make her well-suited to serve as a member of the Board of Directors.

CLASS III DIRECTORS—Continuing in office until the 2019 Annual Meeting

Gary D. Blackford, age 60, has served as one of our directors since August 2016. Mr. Blackford has over 30 years of executive experience in the healthcare industry, having most recently served as President, Chief Executive Officer and member of the Board of Directors of Universal Hospital Services Inc., a nationwide provider of medical equipment management, technology and service solutions for the healthcare industry, from 2002 to 2015.  From 2001 to 2002, Mr. Blackford was Chief Executive Officer of Curative Health Services, Inc., a specialty healthcare services and pharmacy distribution company. From 1994 to 1998, Mr. Blackford served in executive roles at pharmacy benefit management companies including Medintell Systems Corporation and ValueRx (acquired by Express Scripts). He currently serves as a member of the board of directors for Wright Medical Group N.V., Halyard Health, Inc. and Minnesota’s Children’s Hospitals of Minnesota.  He received his BBA (accounting) from the University of Iowa, and his law degree from Creighton University.

Areas of Relevant Experience:  Mr. Blackford’s executive leadership and director experience in health care services, health benefits, medical devices, medical equipment and medical technology makes him well- suited to serve as a member of the Board of Directors.

CLASS I DIRECTORS—Nominees for re-election at the 2020 Annual Meeting

Jon T. Tremmel, age 71, has served as one of our directors since January 2009. Mr. Tremmel has been retired and acting as an independent consultant since 2007. Mr. Tremmel was employed by Medtronic, Inc. from 1978 to 2007. Over the course of his career at Medtronic, Inc., Mr. Tremmel served in a variety of senior management positions, including President of the Neurological Division from 2003 to 2007, President of the Physio Control Division, President of the Tachyarrhythmia Management Division and President of the Interventional Vascular Division. Mr. Tremmel currently serves on the board of Nuvectra Corp, a publicly-held neuromodulation medical device company focused on the development of neurostimulation technology to treat various disorders of the nervous systems.

Areas of Relevant Experience: Mr. Tremmel’s lengthy career and leadership positions at a leading global implantable medical device company, makes him well-suited to serve as a member of the Board of Directors.

Michael Y. Mashaal, M.D., age 45, has served as one of our directors since October 2017. Dr. Mashaal is a Managing Director and Founding Partner of HealthCor Partners Management, L.P., a registered investment advisor that invests primarily in growth equity and later stage developmental companies across all sectors of the healthcare and life sciences industry. Dr. Mashaal joined HealthCor Group in 2005. Previously, from 2000 to 2005, Dr. Mashaal served as a Research Analyst focused on healthcare and biotechnology for several large institutional investment firms. Dr. Mashaal graduated from Emory University in 1994 with a B.A. in Biology. After receiving an M.D. at State University of New York at Stony Brook School of Medicine in 1998, Dr. Mashaal trained in general surgery at the University Hospital at Stony Brook from 1998 to 1999.

Areas of Relevant Experience: Dr. Mashaal’s experience with companies in the healthcare and life sciences industries makes him well-suited to serve as a member of the Board of Directors.

DIRECTOR COMPENSATION

Compensation for our directors is designed to result in compensation that is competitive with that provided by comparably-sized, publicly-traded, medical device companies. For 2017 (i) each non-employee director received an annual retainer of $35,000 for serving on the Board, (ii) each non-employee director who served on the Audit Committee, the Compensation Committee or the Nominating and Governance Committee, other than the chairperson of each of the committees, received an additional annual retainer of $7,250, $5,000 and $3,000, respectively, (iii) each of the chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee received an additional annual retainer of $15,000, $10,000 and $6,000, respectively, and (iv) our Lead Director received a $15,000 annual retainer in that role. In early 2018, we engaged Willis Towers Watson to conduct a study of our Board compensation practices and competitiveness.  Based on the results of this study and Willis Towers Watson’s recommendations, for 2018 our Board of Directors increased the annual retainer for the chairperson of the Audit Committee to $17,500 and the annual retainer for each member of the Audit Committee to $8,000.

It is the intention of the Board of Directors that at the time of each annual meeting of stockholders, each non-employee director would be granted a stock grant under our Second Amended and Restated 2003 Stock Incentive Plan of 25,000 shares of common stock, which would be immediately vested.

We reimburse all of our non-employee directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Directors who also serve as employees of the Company receive no additional compensation for serving as a director.  Mr. Gladney is the only director who is also an employee of the Company.

The following table shows the compensation of the non-employee members of our Board during fiscal year 2017:

Director Compensation in 2017

	Fees Earned or	Option	All Other
	Paid in Cash	Awards	Compensation
Name(1)	($)(2)	($)(3)	($)	Total ($)
Gary D. Blackford	58,500	184,800	—	243,300
Carl Goldfischer, M.D. (4)	28,500	215,600	—	244,100
Bobby I. Griffin(5)	47,250	215,600	—	262,850
Michael Y. Mashaal, M.D. (6)	9,950	—	—	9,950
Lori C. McDougal	55,000	184,800	—	239,800
Nicholas L. Teti, Jr. (7)	39,188	246,400	—	285,588
Jon T. Tremmel	39,075	215,600	—	254,675

(1)         Dan W. Gladney, who currently serves as President and Chief Executive Officer of the Company, is not included in this table because he was an employee of the Company during 2017 and thus received no compensation for his services as a director. The compensation he received as an employee of ReShape Lifesciences is shown in the “Summary Compensation Table.”

(2)         The amounts in this column include the annual Board of Director and committee retainer amounts for 2017 described above under the heading “Director Compensation.”

(3)         The amounts in this column represent the grant date fair value based on the Black-Scholes model of option valuation, as prescribed by accounting principles generally accepted in the United States of America (“GAAP”). The assumptions used to arrive at the Black-Scholes value are disclosed in Note 13 to our consolidated financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K.

The directors held options as of December 31, 2017, as follows:

Name	Vested Options	Unvested Options
Gary D. Blackford	13,763	16,260
Carl Goldfischer, M.D.	13,976	—
Bobby I. Griffin	16,168	18,975
Michael Y. Mashaal, M.D.	—	—
Lori C. McDougal	13,797	16,268
Nicholas L. Teti, Jr.	15,987	—
Jon T. Tremmel	16,406	18,975

(4)         Dr. Goldfisher resigned from the Board of Directors effective September 20, 2017.

(5)         Mr. Griffin will not to stand for re-election at the annual meeting and will retire from the Board of Directors effective as of the date of the annual meeting.

(6)         Dr. Mashaal was appointed to the Board of Directors effective October 3, 2017.

(7)         Mr. Teti resigned from the Board of Directors effective October 2, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

Our Board of Directors reviews at least annually the independence of each director. During these reviews, our Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates), ReShape Lifesciences and our management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with ReShape Lifesciences and our management. Our Board of Directors has determined that no transactions or relationships existed that would disqualify any of our directors under Nasdaq Stock Market rules or require disclosure under SEC rules, with the exception of Dan W. Gladney, our President and Chief Executive Officer, because of his employment relationship with ReShape Lifesciences. Based upon that finding, the Board of Directors determined that Ms. McDougal and Messrs. Blackford, Griffin, Mashaal and Tremmel are “independent” and the composition of our Board of Directors meets the requirements for independence under the Nasdaq Stock Market. Each of our Audit, Compensation and Nominating and Governance Committees is composed only of independent directors.

Director Qualifications and Selection Process

The Nominating and Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. In evaluating a candidate for nomination as a director of the Company, the Nominating and Governance Committee will consider criteria including business and financial expertise; experience in the medical device industry or other fields of scientific or medical endeavor; experience as a director of a public company; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. The Nominating and Governance Committee will consider these criteria for nominees identified by the committee, by stockholders, or through some other source. The Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

These general criteria are subject to modification and the Nominating and Governance Committee will be able, in the exercise of its discretion, to deviate from these general criteria from time to time, as the committee may deem appropriate or as required by applicable laws and regulations.

The Nominating and Governance Committee will consider qualified candidates for possible nomination that are submitted by our stockholders. Stockholders wishing to make such a submission may do so by sending the following information to the Nominating and Governance Committee c/o Secretary at 1001 Calle Amanecer, San Clemente, California 92673: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

The Nominating and Governance Committee makes a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and the Company’s specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the Company’s needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Governance Committee determines which nominee(s) to recommend to the Board of Directors to submit for election at our next annual meeting. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the 2018 annual meeting. Any stockholder desiring to present a nomination for consideration by the Board of Directors prior to our 2019 annual meeting must do so prior to February 22, 2019, in accordance with our bylaws, in order to provide adequate time to duly consider the nominee.

As long the former holders of ReShape Medical, Inc. own at least 10% of our outstanding common stock (for this purpose treating as outstanding the shares of common stock issuable upon conversion of our series C convertible preferred stock), the committee representing the former ReShape Medical holders will have the right to designate for nomination two directors to the Board, and we will nominate and use commercially reasonable efforts to appoint each such person to the Board, although any nominees must be reasonably acceptable to our then current Board members. At the closing of our acquisition of ReShape Medical, Michael Y. Mashaal, M.D. was appointed to the Board as a designee of the committee, but the committee has not yet nominated a second nominee to our Board. The two members of the committee are HealthCor Partners Fund II, L.P. and Endeavour MedTech GP Limited. Dr. Mashaal is a managing director of HealthCor Partners Management, L.P., the investment manager of HealthCor Partners Fund II, L.P., which owns approximately 7.9% of our currently outstanding common stock and approximately 9.3% of our outstanding common stock assuming the conversion of all of our outstanding preferred stock.

Board Leadership Structure

Mr. Gladney serves as our President and Chief Executive Officer and as Chairman of the Board. The Board believes that having Mr. Gladney serve in this combined role ensures that the operational and strategic priorities of the Company receive the Board’s attention on a timely basis. Mr. Blackford serves as our Lead Director for the Board and was re-appointed to that position by the Board in March 2018. As Lead Director, Mr. Blackford presides at executive sessions of the non-employee directors and serves as a liaison between the Chairman and the Board, to ensure the efficient and independent operation of the Board.

Each of the directors other than Mr. Gladney, our current President and Chief Executive Officer, is independent and our Board believes that the Lead Director and other independent directors provide effective oversight of management. Moreover, in addition to the feedback provided during the course of the Board meetings, the Lead Director and the other independent directors have regular executive sessions. At the executive sessions, the independent directors and the Lead Director discuss specific feedback or issues to be discussed with the Chairman of the Board, provide the Lead Director with input regarding agenda items for Board and Committee meetings and coordinate with the Lead Director regarding information to be provided to the independent directors in performing their duties. Our Board believes that this approach is appropriate to ensure proper oversight of our executives and effectively complements our current management structure.

Our Board of Directors periodically evaluates whether the leadership structure of our Board continues to be optimal for the Company and our stockholders. Although we believe that combination of the Chairman and Chief Executive Officer roles is appropriate in our current circumstances, the Board has the flexibility to modify the Board leadership structure in the future if it determines that to be appropriate.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Nominating and Governance, and Compensation. The standing committees regularly report on their activities and actions to the full Board. Each of the standing committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. Each of the standing committees has adopted and operates under a written charter. These charters can be found on the Corporate Compliance section of the Investors page on our website at www.reshapelifesciences.com. Stockholders may request a free printed copy of any of these charters by contacting our Secretary at ReShape Lifesciences Inc., 1001 Calle Amanecer, San Clemente, California 92673.

The Board of Directors held 16 meetings during fiscal year 2017. Each director attended at least 75% of the total meetings of the Board and Board committees on which the director served during the fiscal year.

The following table reflects the current membership of each Board committee. Mr. Griffin has decided not to stand for re-election at the annual meeting and will retire from the Board of Directors and all committees effective as of the date of the annual meeting.

Committee Membership

Name	Audit	Nominating and Governance	Compensation
Gary D. Blackford		Chair	Chair
Dan W. Gladney
Bobby I. Griffin	√		√
Michael Y. Mashaal, M.D.		√	√
Lori C. McDougal	Chair
Jon T. Tremmel	√	√

Audit Committee

The Audit Committee is responsible for assisting the Board in monitoring the quality and integrity of our consolidated financial statements, our internal controls, our compliance with legal and regulatory requirements and the qualifications, performance and independence of our independent auditor. The Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly consolidated financial statements (including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017), reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of the independent auditor, oversees the Company’s compliance with legal and regulatory requirements with respect to financial matters, and prepares the Audit Committee Report included in the proxy statement in accordance with the rules and regulations of the SEC. All of the Audit Committee members meet the existing independence and experience requirements of the Nasdaq Stock Market and the SEC. Our Board of Directors has determined that Lori McDougal, our current Audit Committee Chair, is a financial expert under the rules of the SEC. The Audit Committee held three meetings in 2017. During each of the meetings, the Audit Committee met in private session with our independent auditor and alone in executive session without members of management present.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the nominees for election as directors at our next annual meeting of stockholders. The Nominating and Governance Committee also manages the performance review process for our current directors, recommends qualified members of the Board for membership on committees, conducts a preliminary assessment of the independence of all Board members, reviews the charters of all Board committees, reviews and evaluates succession plans for executive officers, reviews and makes recommendations to the Board regarding our corporate governance principles, oversees the Company’s compliance with legal and regulatory requirements (other than those with respect to financial matters that are overseen by the Audit Committee) and processes and makes recommendations to the Board regarding any stockholder proposals. All of the Nominating and Governance Committee members meet the existing independence requirements of the Nasdaq Stock Market. The Nominating and Governance Committee held three meetings in 2017. During each of the meetings, the Nominating and Governance Committee held an executive session without members of management present.

Compensation Committee

The Compensation Committee is responsible for assisting the Board by overseeing the administration of our compensation programs and reviewing and approving the compensation paid to our executive officers. The Compensation Committee approves corporate goals related to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance, determines the compensation of the Chief Executive Officer based on this evaluation, and recommends our non-employee director compensation to the Board. All of the Compensation Committee members meet the existing independence requirements of the Nasdaq Stock Market. The Compensation Committee held six meetings in 2017. During each of the meetings, the Compensation Committee held an executive session without members of management present.

The Compensation Committee reviews and approves the compensation programs and all forms of compensation for our Chief Executive Officer and for our other executive officers. The Chief Executive Officer’s compensation package is set by the Compensation Committee in its sole discretion. Although our Chief Executive Officer does not make a recommendation as to his own compensation, he may respond to the Compensation Committee’s proposal for his compensation, which the Compensation Committee may, but is not required to, consider. The Chief Executive Officer is also permitted to make compensation recommendations for the other executive officers, which the Compensation Committee may, but is not required to, consider. In addition, the Chief Executive Officer may participate as an observer at the Compensation Committee’s meetings when the committee invites him to attend its meetings. Other than these rights granted to the Chief Executive Officer, management does not participate in the determination of the amount or form of executive compensation.

The Compensation Committee generally reviews each element of total compensation on an annual basis in the first half of the year in connection with the review of our annual performance. During 2017, the Company engaged Willis Towers Watson to review and analyze our executive compensation programs. Willis Towers Watson presented the results of their analysis and the findings with respect to the elements of our compensation program to the Compensation Committee. The Compensation Committee used the analysis completed by Willis Towers as a starting point in its annual review of executive compensation to benchmark each executive officer’s current compensation package against compensation packages offered to similar executive officers by comparable companies.

In general, the Compensation Committee tries to keep each executive officer’s base salary and total compensation at the midpoint of the range of base salaries and total compensation paid to similar executive officers at comparable companies and may make recommendations to adjust an executive officer’s compensation accordingly. The goal of this review is to try to maintain base salaries and total compensation packages that are market competitive, so the Company can attract and retain executive talent. However, the Compensation Committee may deviate from this benchmark as it considers other factors such as each executive officer’s individual performance and responsibilities, the Company’s overall strategy and performance and the pool of resources available for compensation adjustments each year. These factors, especially the Company’s desire to reward individual efforts and performance, weigh much more heavily in the Compensation Committee’s final recommendations with respect to compensation adjustments. Since the Company’s intent with respect to stock-based compensation relates more to aligning executive officers’ interests with those of the Company and encouraging their efforts for the long-term growth and success of the Company, the peer group analysis generally plays a role as a reference point in the Compensation Committee’s decisions to make additional awards of stock options to the executive officers. More importantly, the Compensation Committee considers individual performance and experience, contributions and achievements, stock option grants previously awarded to each executive and the Compensation Committee’s view of the appropriate levels of equity compensation for individuals with certain responsibilities, professional expertise and experience.

The Compensation Committee has the authority to use outside compensation consultants to assist it in analyzing our compensation programs and determining appropriate levels of compensation and benefits or to retain outside counsel and other advisors to assist it in the performance of its functions. The decision to retain consultants and, if so, which consultants to retain, is made solely by the Compensation Committee.

Executive Sessions of the Board

Our non-employee directors meet in executive session at each regular meeting of the Board without the Chief Executive Officer or any other member of management present.

Attendance at the Annual Meeting

Our Board of Directors encourages each of its members to attend the annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted the ReShape Lifesciences Inc. Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics includes particular provisions applicable to our senior financial management, which includes our Chief Executive Officer, Chief Financial Officer, Controller and other employees performing similar functions. A copy of our Code of Business Conduct and Ethics is available on the Corporate Compliance section of the Investors page on our website at www.reshapelifesciences.com. We intend to post on our website any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to any director or officer, including our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions, promptly following the date of such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. None of the current members of the Compensation Committee of our Board has ever been one of our employees.

Board’s Role in Risk Oversight

Our management has responsibility for managing day-to-day risk and for bringing the most material risks facing the Company to the Board’s attention. The Board takes an active role in risk oversight related to the Company both as a full Board and through its committees. To facilitate the Board’s risk oversight responsibility, management provides the Board with information about its identification, assessment and management of critical risks and its risk mitigation strategies. This information is communicated to our Board and committees at regular and special meetings, through reports, presentations and discussions with key management personnel and representatives of outside advisors, such as our independent auditors, as appropriate. These matters are further discussed by the Board and committees in executive sessions without the presence of management. The primary areas of risk oversight that our Board and committees are responsible for are summarized below:

Board/Committee	Primary Areas of Risk Oversight
Full Board

Strategic, financial and execution risks and exposures associated with the annual capital plan and strategic plans (including capital allocation); litigation and regulatory exposures; other current matters that may present material risk to our operations, plans, prospects or reputation; and senior management succession planning.

Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters, and compliance with legal and regulatory requirements with respect to financial matters.

Compensation Committee	Risks and exposures associated with leadership

Board/Committee	Primary Areas of Risk Oversight
assessment, management succession planning and executive compensation programs and arrangements, including incentive plans.

Nominating and Governance Committee

Risks and exposures associated with corporate governance, legal and regulatory compliance (other than with respect to financial matters that are overseen by the Audit Committee) and director succession planning.

Review of Related Person Transactions

In accordance with its written charter, our Audit Committee is responsible for reviewing all related party transactions as they are presented, and the approval of the Audit Committee is required for all such transactions. The term “related party transactions” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K. As a smaller reporting company, we are also required to review and approve any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and a related person has a direct or indirect material interest. In considering related party transactions, our Audit Committee is guided by its fiduciary duty to our stockholders. Our Audit Committee does not have any written or oral policies or procedures regarding the review, approval and ratification of transactions with related parties. Additionally, each of our directors and executive officers are required to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions. Our Nominating and Governance Committee and Board of Directors annually review all transactions and relationships disclosed in the director and officer questionnaires, and the Board makes a formal determination regarding each director’s independence.

Indemnification Agreements

Upon the closing of our initial public offering in November 2007, we entered into indemnification agreements with each of our directors and executive officers serving at that time.  Since then, it has been our standard practice to enter into an indemnification agreement with each new executive officer and each new member of our Board of Directors. Each indemnification agreement provides that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director, officer, employee or agent, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. If the claim is brought by us or on our behalf, we will not be obligated to indemnify the director or executive officer if he or she is found liable to us; unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case the director is fairly and reasonably entitled to indemnity. In the event that we do not assume the defense of a claim against our director or executive officer, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers, including their ages, as of March 15, 2018:

Name	Age	Position
Dan W. Gladney	65	President and Chief Executive Officer
Scott P. Youngstrom	58	Chief Financial Officer and Senior Vice President, Finance

Dan W. Gladney has served as our President and Chief Executive Officer since November 16, 2015 and as Chairman of our board of directors since October 14, 2016. Mr. Gladney joined the Company on November 2, 2015 as President-Elect and a member of the board of directors. Prior to joining us, Mr. Gladney served as Chairman and Chief Executive Officer of Lanx, Inc., a medical device company focused on developing and commercializing innovative devices for spinal surgery. Prior to his time at Lanx, Inc., Mr. Gladney was a Healthcare Operating Partner at Norwest Equity Partners (NEP) from 2008 until 2010, where he was responsible for strategic planning, business growth and corporate governance for NEP portfolio companies and executing new investment opportunities for the firm. Prior to joining NEP, Mr. Gladney served as President and Chief Executive Officer of several medical device companies, including Heart Leaflet Technologies and Acist Medical Systems, both of which were acquired by The Bracco Group. He also served as Chairman, Chief Executive Officer and President of Compex Technologies, a publicly traded orthopedic and health and wellness electro therapy company, from 2002 until 2006. Mr. Gladney currently serves on the board of directors of Aria CV, Inc. and has been a member of a number of other private and public company boards. After the sale of Lanx, he acted as a private investor and small business consultant.

Scott P. Youngstrom is our Senior Vice President, Finance and has served as our Chief Financial Officer since October 3, 2016. Mr. Youngstrom has over 25 years of strategic financial and operational experience in a variety of medical device companies, most recently having served as Chief Financial Officer and Vice President, Finance at Galil Medical, a leading developer of cryotherapy technology. Prior to Galil Medical, from 2009-2014, Mr. Youngstrom served as Vice President, Chief Operating Officer, and Chief Financial Officer at DGIMED Ortho, Inc., a developer of orthopedic medical devices. Mr. Youngstrom has previously served as Chief Financial Officer and Vice President, Finance with Anulex Technologies, Enpath Medical, Compex Technologies, Acist Medical Systems, and Cardiotronics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers during our fiscal years ended December 31, 2017 and 2016.

Summary Compensation Table

					Non-
					equity
					Incentive
				Option	Plan	All Other
Name and			Bonus	Awards	Compensation	Compensation
Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)(4)	Total ($)
Dan W. Gladney	2017	470,700	105,000	4,060,365	75,330	—	4,711,395
President and Chief Executive Officer	2016	459,167	—	—	—	4,555	463,722

Scott P. Youngstrom	2017	298,750	69,500	1,384,527	42,525	—	1,795,302
Chief Financial Officer(5)	2016	65,000	—	—	—	425	65,425

Naqeeb A. Ansari(6)	2017	295,272	8,192	834,375	24,000	—	1,161,839
Vice President of International Sales and US Veterans Administration Hospitals	2016	286,731	7,867	105,742	—	3,734	404,074

(1)         Under current reporting rules, only discretionary or guaranteed bonuses are disclosed in this column. In recognition of their efforts in connection with the company’s equity financing in January 2017, all employees were paid a one-time cash bonus of $5,000 during the 2017 first quarter. The amounts for Mr. Gladney and Mr. Youngstrom include a one-time bonus of $100,000 and $64,500, respectively, in recognition of their efforts in connection with the company’s two completed acquisitions and two equity financings during 2017. The amounts for Mr. Ansari include $3,192 and $7,867 for 2017 and 2016, respectively, which represent bonus amounts of 1% of ReShape vBloc product revenues in accordance with his employment agreement.

(2)         The amount in this column represents the grant date fair value based on the Black-Scholes model of option valuation, as prescribed by GAAP. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 13 to our consolidated financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K, excluding the impact of forfeitures.

(3)         Represents bonuses earned under our Management Incentive Plan. All of our executive officers participate in the Management Incentive Plan.

(4)         The amounts in this column for 2016 include Company contributions to each executive officer’s Flex Spending Account (“FSA”) and premiums paid by the Company in 2016 for health care and dental coverage for the dependents of each of our executive officers. With respect to the FSA spending contribution, the maximum 2016 contribution amount is included regardless of actual amounts used by the executive officers. With respect to the dependent health care and dental coverage for 2016, the amounts only include the 20% additional coverage paid by the Company for executive officers as the Company covered 80% of this expense for all employees.

(5)         Mr. Youngstrom was hired as Chief Financial Officer effective October 3, 2016.

(6)         Mr. Ansari remains employed by the Company, but the Board in 2017 determined that he is no longer an executive officer.

Employment Agreements

Executive Employment Agreement with Dan W. Gladney

On November 2, 2015, we entered into an executive employment agreement with Mr. Gladney, our President and Chief Executive Officer. The agreement has an initial term of two years and automatically renews for successive one year terms unless either party delivers written notice 90 days prior to the expiration of the current term or unless it is earlier terminated as described below. Pursuant to the agreement, Mr. Gladney is entitled to a base salary of not less than $475,000, or a higher annual rate if approved by the Board of Directors, and to cash and equity awards pursuant to our incentive compensation plan, contingent on Mr. Gladney meeting certain annual objectives determined by the Compensation Committee. The agreement establishes that Mr. Gladney is eligible for an annual incentive compensation of up to 50% of his base salary for that year. Mr. Gladney’s executive employment agreement also provides for the receipt of certain benefits upon the occurrence of particular termination events or a change in control. See the section entitled “Potential Payments Upon Termination or Change in Control” for a more detailed discussion of these benefits. In addition, Mr. Gladney’s agreement includes a non-disclosure and assignment provision and non-competition, non-solicitation and no recruitment commitments each lasting for a period of one year following termination.

Executive Employment Agreements with Scott P. Youngstrom and Naqeeb A. Ansari

On October 2, 2016, we entered into employment agreement with Mr. Youngstrom, our Chief Financial Officer.  On January 19, 2016, we entered into an employment agreement with Mr. Ansari, our Vice President of International Sales and US Veterans Administration Hospitals.

These agreements have an initial term of one year and automatically renew for successive one-year terms unless either party delivers written notice 90 days prior to the expiration of the current term or unless it is earlier terminated as described below. Pursuant to these agreements, these executive officers are entitled to a base salary and to cash and equity awards pursuant to our incentive compensation plan, contingent on the executive officers meeting certain annual objectives agreed to by them and the Chief Executive Officer.

The agreement for Mr. Youngstrom establishes that the target amount of his annual incentive compensation may not exceed 45% of his respective base salary for that year. The agreement for Mr. Ansari establishes that the target amount of his annual incentive compensation may not be less than 28% of his base salary for that year.

These agreements also provide for the receipt of certain benefits upon the occurrence of particular termination events or a change in control. See the section entitled “Potential Payments Upon Termination or Change in Control” for a more detailed discussion of these benefits. In addition, these agreements include non-disclosure and assignment provisions and non-competition, non-solicitation and no recruitment commitments each lasting for a period of one year following termination.

Management Incentive Plan

Our Management Incentive Plan is designed to provide executive officers with annual incentive compensation based on the achievement of certain pre-established performance objectives. By utilizing a combination of objective and subjective performance factors critical to our success, this program incentivizes our executive officers to achieve results that benefit them and the Company.

At the beginning of each year, the Compensation Committee approves, subject to review by the Board of Directors, new corporate objectives for the Management Incentive Plan. The objectives are established and measured on an annual basis to better align personal objectives with the direction and objectives of the Company. When these objectives are established and approved, each objective, and, if applicable, the subparts to each objective, is weighted and assigned a percentage value relative to the corporate objectives taken as a whole. At that time, the Compensation Committee also establishes the maximum bonus amount for each of our executive officers, based on a set percentage of each executive officer’s base salary, that the corporate objectives are worth. The Compensation Committee may modify or re-weight the objectives during the course of the fiscal year, if necessary, to reflect changes in our business plan.

Long-Term Incentives

Our 2003 Plan allows us the opportunity to grant stock options, restricted stock and other equity-based awards. In general, we view equity awards as incentives for future performance and not as compensation for past accomplishments. We also believe that equity awards reward continued employment by an executive officer, with an associated benefit to us of employee continuity and retention. Since our initial public offering and the commencement of the trading of our common stock on the Nasdaq Stock Market on November 15, 2007, the exercise price of stock options awarded by the Compensation Committee has been and will continue to be the closing sales price of our common stock on the date of grant.

The Compensation Committee and the Board of Directors do not grant equity awards according to a prescribed formula or target, although they review equity data from comparable companies to inform their decisions. In determining the number of equity awards granted to executive officers, individual responsibilities and experience, as well as contributions and achievements are considered, and, in appropriate circumstances, the Compensation Committee considers the recommendations of the Chief Executive Officer. The objectives utilized to assess individual contributions and achievements vary depending on the individual executive, but relate generally to strategic factors such as clinical and regulatory progress, commercialization, research and development, continued establishment of intellectual property and implementation of appropriate financing strategies. While the Chief Executive Officer may provide recommendations to the Compensation Committee regarding the number of equity awards granted to other executive officers from time to time, he does not make a recommendation as to his equity awards.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity award holdings held by our named executive officers at December 31, 2017.

Outstanding Equity Awards at 2017 Fiscal Year-End

	Option awards
	Number of Securities	Number of Securities		Option
	Underlying Unexercised	Underlying Unexercised		Exercise	Option
	Options (#)	Options (#)		Price	Expiration
Name	Exercisable	Unexercisable		($)	Date
Dan W. Gladney	3,998	3,382	(1)	262.50	10/28/25
	213,813	252,687	(1)	7.12	10/6/27
	—	662,975	(2)	2.05	2/8/27

Scott P. Youngstrom	65,175	77,025	(1)	7.12	10/6/27
	—	284,120	(2)	2.05	2/8/27

Naqeeb A. Ansari(3)	730	793	(1)	91.70	1/19/26
	42,740	50,510	(1)	7.12	10/6/27
	—	145,226	(2)	2.05	2/8/27

(1)         Stock options vest 25% on the first anniversary of the date of grant or hire and 1/36th per month for 36 months thereafter.

(2)         Stock options vest 25% immediately upon grant and 1/36th per month for 36 months thereafter.

(3)         Mr. Ansari remains employed by the Company, but the Board in 2017 determined that he is no longer an executive officer.

Option Exercises and Stock Vested

There were no option exercises or restricted stock awards that vested during our fiscal year ended December 31, 2017.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

We currently do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments and Benefits Upon Termination or Change in Control

We are a party to executive employment agreements with Messrs. Gladney, Youngstrom and Ansari that provide for the receipt of certain payments and benefits upon particular termination events or change in control.

The agreements the Company has with Messrs. Gladney, Youngstrom and Ansari may be terminated prior to the expiration of the term by mutual written agreement of the parties, in the event of death or disability, by us for cause (i.e., for uncured willful breach of duties or this agreement, conviction of any felony or crime involving fraud, dishonesty or moral turpitude or participation in any fraud against or affecting us or any of our subsidiaries, affiliates, suppliers, clients, agents or employees or an act of personal dishonesty intended to result in personal enrichment at our expense or any other act we determine constitutes gross or willful misconduct) or by these executive officers for good reason (i.e., a significant change and substantial reduction in their responsibilities or a relocation to more than 25 miles from our current facility). In addition, either party may terminate the executive officer’s employment at any time for any reason or no reason, including after a change in control, with 30 days written notice. For purposes of these agreements, a change in control includes: (1) a change in beneficial ownership of our securities after the date of the agreement resulting in a new beneficial owner holding 50% or more of the combined voting power of our securities; (2) a majority of the Board ceases to be composed of continuing directors (as defined in the agreement); (3) any consolidation or merger involving the Company where the Company is not the surviving corporation or the shares of the Company’s capital stock are converted into cash, securities or other property, except if the Company is the surviving corporation and its stockholders immediately prior to the transaction maintain a proportionate ownership in the Company’s stock following the transaction; (4) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (5) any liquidation or dissolution of the Company; or (6) a majority of the continuing directors determine, in their sole and absolute discretion, that there has been a change in control.

Payments Made Upon Termination at End of Term

In the event that Mr. Gladney is terminated at the end of the term of his agreement (as defined in the agreement), he is entitled to (1) receive his base salary at the rate then currently in effect for a period of 18 months following the termination date, (2) exercise all vested options as of the termination date for a period of five years following his termination, and (3) receive continued health benefits for a period of 18 months following the termination date.

In the event that Messrs. Youngstrom or Ansari are terminated at the end of the term of his agreement (as defined in the agreement), he is entitled to (1) receive his base salary at the rate then currently in effect for a period of 12 months following the termination date, (2) exercise all vested options as of the termination date for a period of five years following his termination, and (3) receive continued health benefits for a period of 12 months following the termination date.

Payments Made Upon Termination Due to Death or Disability

In the event that Mr. Gladney’s employment is terminated due to death or disability (as defined in the employment agreement), he, or in the event of his death, his then spouse, is entitled to 18 months of continued health benefits. In the event that Messrs. Youngstrom or Ansari’s employment is terminated due to death or disability (as defined in the employment agreement), he, or in the event of his death, his then spouse, is entitled to 12 months of continued health benefits.

Payments Made Upon Termination Without Cause or Resignation for Good Reason

In the event that Mr. Gladney resigns for good reason or his employment is terminated without cause prior to the end of the term of his agreement, he is entitled to (1) receive his base salary at the rate then currently in effect for a period of 18 months following the termination date, (2) exercise all vested options as of the termination date for a period of five years following his termination, and (3) receive continued health benefits for a period of 18 months following the termination date.  In the event that Messrs. Youngstrom or Ansari resigns for good reason or is terminated without cause prior to the end of the term of their agreements, each is entitled to (1) receive his or her base salary at the rate then currently in effect for a period of 12 months following the termination date, (2) exercise all vested options and those that would have vested within one year of the termination date for a period of five years following their termination, and (3) receive continued health benefits for a period of 12 months following the termination date. Messrs. Gladney, Youngstrom and Ansari’s severance pay is subject to signing, and not rescinding, a general release of all claims against the Company.

Benefits Upon Change in Control

In the event of a change in control, Mr. Gladney’s employment agreement provides that 100% of the remaining unvested portion of his stock options will automatically vest and be exercisable for a period of five years following the change in control regardless of whether his employment is terminated in connection therewith. In addition, should Mr. Gladney resign for good reason or if his employment is terminated without cause in connection with or within the first two years after a change in control, (1) he is entitled to receive his base salary at the rate then currently in effect for a period of 18 months following the termination date and (2) the vesting schedule of any options issued to Mr. Gladney after the change of control will accelerate such that 100% of any unvested shares under the options will immediately vest and be exercisable for a period of five years following the termination of employment.

For Messrs. Youngstrom and Ansari, in the event of a change in control in which their employment is not terminated, each executive’s agreement provides that 100% of the remaining unvested portion of his stock options will automatically vest and be exercisable for a period of five years following termination of employment. In the event of a change in control in which the employment of these executive officers is terminated, 100% of the remaining unvested portion of their options will immediately vest and be exercisable for a period of five years following termination of employment. However, with respect to any of these provisions, if these executive officers receive a cash payment for their options in connection with the change in control equal to the difference between the per share amount paid to the common stockholders in the transaction and the exercise price of the option, their options will be cancelled in exchange for the cash payment.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the “Dodd-Frank Act”), requires that we provide our stockholders with the opportunity to cast a vote on a non-binding, advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. We hold an advisory vote on our executive compensation annually. Therefore, the next advisory vote on executive compensation will be at our 2019 annual meeting of stockholders.

We seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term goals, while at the same time avoiding unnecessary or excessive risk-taking. The vote on this resolution is not intended to address any specific element of compensation; rather, this vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

The vote is advisory and not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. While this vote is not binding on the Company, the Board of Directors and the Compensation Committee of the Board of Directors will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, the compensation tables and the related narrative discussion, is hereby APPROVED.”

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting will be required to approve this Proposal No. 2.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as ReShape Lifesciences’ independent registered public accounting firm for the year ending December 31, 2018 and has further directed that management submit the appointment of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 2007. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by Delaware law, our Sixth Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws. However, the Audit Committee is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and 2016, by Deloitte & Touche LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2017	2016
Audit Fees(1)	$736,000	$535,500
Audit-Related Fees(2)	10,000	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$746,000	$535,500

(1)         Includes fees billed, or estimates of fees to be billed, for professional services rendered in connection with the audit of our consolidated financial statements for the referenced fiscal year ended, review of interim consolidated financial statements and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings and engagements.

(2)         Includes fees billed for due diligence services.

Administration of Engagement of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy for pre-approving the services provided by our independent registered public accounting firm in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent registered public accounting firm and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent registered public accounting firm and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent registered public accounting firm during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent registered public accounting firm.

All of the services provided by our independent registered public accounting firm in 2017 were approved by the Audit Committee under its pre-approval policies.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for assisting the Board in monitoring the integrity of the consolidated financial statements of ReShape Lifesciences, compliance by ReShape Lifesciences with legal and regulatory requirements, and the independence and performance of ReShape Lifesciences’ internal and external auditors.

The consolidated financial statements of ReShape Lifesciences for the year ended December 31, 2017, were audited by Deloitte & Touche LLP, independent registered public accounting firm for ReShape Lifesciences.

As part of its activities, the Audit Committee has:

1.                      Reviewed and discussed with management the audited consolidated financial statements of ReShape Lifesciences;

2.                      Discussed with the independent registered public accounting firm the matters required to be discussed under generally accepted auditing standards and Auditing Standard No. 61 “Communications with Audit Committees” (Codification of Statements on Auditing Standards, AU 380), as amended, as adopted by the Public Company Accounting Oversight Board, and under the SEC, U.S. Public Company Accounting Oversight Board and Nasdaq Stock Market rules;

3.                      Received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and

4.                      Discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of ReShape Lifesciences for the year ended December 31, 2017, be included in our Annual Report on Form 10-K filed with the SEC.

Audit Committee of the Board of Directors of ReShape Lifesciences

Lori C. McDougal, Chair
Bobby I. Griffin
Jon T. Tremmel

PROPOSAL NO. 4—APPROVAL OF ISSUANCE OF COMMON STOCK UNDERLYING SERIES D CONVERTIBLE PREFERRED STOCK AND WARRANTS TO PURCHASE COMMON STOCK ISSUED PURSUANT TO SECURITIES PURCHASE AGREEMENT DATED APRIL 2, 2018

Background and Effect of Approving this Proposal

On April 2, 2018, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (the “Purchasers”) pursuant to which we sold to the Purchasers in a registered direct offering 6,000 shares of series D convertible preferred stock (“Series D Preferred Stock”), convertible at any time at the holder’s option into a number of shares of our common stock equal to $1,000 divided by $0.75 (the “Conversion Price”), and warrants to purchase shares of our common stock at an exercise price of $0.75 per share. The warrants have a one-year term (or, if later, eight months after we obtain the requisite stockholder approval sought by this Proposal No. 4) and are initially exercisable for 35 million shares of common stock, in the aggregate, subject to the terms and conditions set forth in the warrants. The Conversion Price of the Series D Preferred Stock and exercise price of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, dilutive issuances, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock (the “Anti-Dilution Provisions”). The offering closed on April 3, 2018.

The net proceeds to the company from the registered direct offering, after deducting placement agent fees and expenses and our offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, were approximately $5.25 million.  We currently intend to use the net proceeds from the offering to continue our commercialization efforts, for clinical and product development activities and for other working capital and general corporate purposes.

The shares of Series D Preferred Stock, warrants to purchase common stock, and shares of common stock issuable upon conversion of the shares of Series D Preferred Stock and exercise of the warrants were issued pursuant to a prospectus supplement dated as of April 2, 2018, which was filed with the Securities and Exchange Commission in connection with a takedown from our shelf registration statement on Form S-3 (File No. 333-216600), which became effective on July 21, 2017.

Immediately prior to the offering, we had 30,957,113 shares of common stock outstanding. Therefore, the 43.0 million shares of common stock initially issuable upon conversion of all of the shares of Series D Preferred Stock and exercise of the warrants issued at the initial Conversion Price exceeds 20% of our outstanding common stock immediately prior to the offering. The closing price of our common stock on the Nasdaq Capital Market on March 29, 2018, the last trading prior to the date of the Securities Purchase Agreement, was $1.45. Under applicable Nasdaq Stock Market rules, stockholder approval is required for any portion of the transaction which could require us to issue a number of shares of common stock equal to 20% or more of our outstanding common stock immediately prior to the offering at a price less than the closing price on the day prior to the date of the Securities Purchase Agreement.

Accordingly, we are seeking stockholder approval for the conversion of the Series D Preferred Stock and exercise of the warrants in an amount that would exceed, on an as converted basis, 19.99% of our outstanding common stock, including any shares of common stock issued pursuant to the Anti-Dilution Provisions. The Purchasers are able to convert their shares of Series D Preferred Stock or exercise their warrants into an aggregate of 6,188,324 shares of our common stock before we obtain the stockholder approval sought by this Proposal No. 4, but the ability of the Purchasers to fully convert their shares of Series D Preferred Stock and exercise their warrants for shares of common stock in excess of an aggregate of 6,188,324 shares of common stock is subject to our ability to secure the approval of our stockholders of this Proposal No. 4.

As a result of the offering under the Securities Purchase Agreement, the conversion price of our outstanding shares of series B convertible preferred stock was reduced from $2.30 per share to $0.75 per share, which resulted in an increase in the number of shares of common stock underlying the 6,055 shares of series B convertible preferred stock outstanding immediately prior to the offering from approximately 2.6 million shares to approximately 8.1 million shares. In addition, the exercise price of outstanding warrants to purchase 11,276,742 shares of our common stock was reduced from $2.30 per share to $0.75 per share, although the number of shares purchasable under these warrants did not change.

Although stockholder approval was not required to complete the offering, under the terms of the Securities Purchase Agreement, we agreed to use commercially reasonable efforts to call and hold a meeting of our stockholders to obtain the requisite approval within 70 days after the closing of the offering and, if such approval is not obtained at that meeting, to seek to obtain such approval at an annual or special stockholders meeting to be held at least every two months thereafter.

Therefore, we are seeking stockholder approval for the issuance of up to 43.0 million shares common stock or, if applicable, any additional shares of common stock issuable pursuant to the Anti-Dilution Provisions, upon the conversion of the shares of Series D Preferred Stock and warrants issued to the Purchasers under the Securities Purchase Agreement in order to comply with Rule 5635 of the Nasdaq Listing Rules and the limitations set forth therein.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding immediately before the issuance.

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company. Under the Nasdaq rules, generally a change of control would occur when, as a result of the issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position.

You are being asked to approve the issuance of the shares of common stock issuable upon conversion of the Series D Preferred Stock and exercise of the warrants issued under the Securities Purchase Agreement under Nasdaq Listing Rule 5635(d) because the issuance of such shares would exceed 19.99% of the voting power and number of shares of common stock outstanding immediately prior to the offering.

The Series D Preferred Stock and warrants both provide that we may not effect any conversion of Series D Preferred Stock or exercise of the warrants to the extent that, after giving effect to an attempted conversion or exercise, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon notice to the company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event may the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us. As a result of the Beneficial Ownership Limitation, the Purchasers will be prevented from owning more than 9.99% of our outstanding common stock at any given time. However, because the issuance of shares of common stock underlying the Series D Preferred Stock and warrants exceeds 20% of our outstanding common stock on the date of the Securities Purchase Agreement and could be deemed to be a change in control under Nasdaq Listing Rule 5635(b), you are also being asked to approve the issuance of the shares of common stock issuable upon conversion of the Series D Preferred Stock and exercise of the warrants issued under the Securities Purchase Agreement under Nasdaq Listing Rule 5635(b).

Effects of Failure to Approve this Proposal

If our stockholders do not approve this Proposal No. 4, under the terms of the Securities Purchase Agreement, we will be required to continue to seek the requisite stockholder approval at subsequent annual or special meetings to be held at least every two months until such approval is obtained, which would be time consuming and costly.

Until we obtain the requisite stockholder approval, the portion of the Series D Preferred Stock and warrants that are subject to stockholder approval will remain outstanding in accordance with their terms. The terms of the Series D Preferred Stock, which are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”), and warrants are summarized below:

Description of Series D Preferred Stock

The material terms and provisions of the shares of Series D Preferred Stock are summarized below.

Conversion; Anti-Dilution. Each share of Series D Preferred Stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of the Series D

Preferred Stock, which currently is $0.75, and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. In addition, if at any time while the Series D Preferred Stock is outstanding we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any of our common stock or securities convertible into or exercisable for shares of our common stock at an effective price per share that is lower than the then conversion price of the Series D Preferred Stock, then the conversion price will be reduced to equal such lower price, subject to an exception for certain issuances to employees, officer or directors pursuant to a stock incentive plan, certain issuances upon the conversion of outstanding convertible securities and issuances for certain acquisitions.

Exercise Limitations. The Series D Certificate of Designation provides that we may not effect any conversion of Series D Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series D Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise; provided, however, that upon notice to the company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event will such beneficial ownership limitation exceed 9.99% and any increase in such beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Dividends. The Series D Certificate of Designation provides, among other things, that we will not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each share of Series D Preferred Stock on an as converted basis. Other than as set forth in the previous sentence, the Series D Certificate of Designation provides that no other dividends will be paid on the Series D Preferred Stock and that we will pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence.

Liquidation. In the event of a liquidation, after any distribution or payment to the holders of our series C convertible preferred stock the holders of Series D Preferred Stock are entitled to participate on an as converted to common stock basis with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the shares of Series D Preferred Stock will be entitled to receive upon conversion of the Series D Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series D Preferred immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the Series D Preferred Stock.

Notwithstanding the foregoing, in the event we are not the surviving entity of a fundamental transaction or in the event of a reverse merger or similar transaction where we are the surviving entity, then, automatically and contemporaneous with the consummation of such transaction, the surviving entity (or our company in the event of a reverse merger or similar transaction) will purchase the then outstanding shares of Series D Preferred Stock by paying and issuing, in the event that such consideration given to the holders of our common stock is non cash consideration, as the case may be, to each holder an amount equal to the greater of (i) the cash consideration plus the non cash consideration in the form issuable to the holders of our common stock (in the case of a reverse merger or similar transaction, shares of common stock issuable to the holders of the acquired company) per share of our common stock in the fundamental transaction multiplied by the number of shares of common stock underlying the shares of Series D Preferred Stock held by the holder on the date immediately prior to the consummation of the fundamental transaction or (ii) 130% of the conversion price of the Series D Preferred Stock then outstanding on the date of the consummation of the fundamental transaction. Such amount will be paid in the same form and mix (whether securities, cash or property, or any combination of the foregoing) as the consideration received by holders of our common stock in the fundamental transaction.

Voting Rights. With certain exceptions, as described in the Series D Certificate of Designation, the shares of Series D Preferred Stock have no voting rights. However, as long as any shares of Series D Preferred Stock remain outstanding, the Series D Certificate of Designation provides that we may not, without the affirmative vote of holders of a majority of the then outstanding shares of Series D Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Series D Certificate of Designation, (b)

increase the number of authorized shares of Series D Preferred Stock, (c) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of holders of shares of Series D Preferred Stock, or (d) enter into any agreement with respect to the foregoing.

Optional Exchange. The securities purchase agreement pursuant to which the shares of Series D Preferred Stock were issued provides that as long as the holders continue to hold at least 20% of the initial number of shares of Series D Preferred Stock issued, if we issue any new securities in a subsequent financing the holders may exchange all of the shares of Series D Preferred Stock at their stated value for the securities issued in the subsequent financing on the same terms of such subsequent financing.

Description of Warrants

The material terms and provisions of the warrants are summarized below.

Exercise Price; Term. The warrants have an exercise price of $0.75 per common share, and expire on April 3, 2019 (or, if later, eight months after we obtain stockholder approval for such warrants under the Nasdaq Stock Market Rules).

Anti-Dilution. The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if at any time after the initial issuance of the warrants we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any of our common stock or securities convertible into or exercisable for shares of our common stock at an effective price per share that is lower than the then exercise price of the warrant, then the exercise price will be reduced to equal such lower price, subject to an exception for certain issuances to employees, officer or directors pursuant to a stock incentive plan, certain issuances upon the conversion of outstanding convertible securities and issuances for certain acquisitions.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us (or our agent) a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. If, at the time a holder exercises its warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant. All of the warrants, if not exercised prior to their termination date, will be automatically exercised on their termination date by cashless exercise.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holder upon surrender of the warrants to us together with the appropriate instruments of transfer.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Ownership Limitations. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise; provided, however, that upon notice to the company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event will such beneficial ownership limitation exceed 9.99% and any increase in such beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Merger, Consolidation, etc. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock (a “fundamental transaction”), then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the warrants.

Notwithstanding the foregoing, in the event of a fundamental transaction, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require the company or the successor entity purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of the fundamental transaction. However, if the fundamental transaction is not within the company’s control, including not approved by the company’s Board of Directors or the consideration is not in all stock of the successor entity, the holder will only be entitled to receive from the company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of common stock of the company in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Exchange Listing. We have not applied, and do not intend to apply, for listing of the warrants on any securities exchange or other trading system.

Interests of Certain Persons in the Transaction

As discussed above, we have entered into voting agreements with stockholders representing a majority of our outstanding common stock as of the date of the Securities Purchase Agreement pursuant to which those stockholders have agreed to vote in favor of this Proposal No. 4. As of the record date, the parties to such voting agreements held shares of common stock representing approximately 46.7% of our outstanding common stock.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on Proposal No. 4 at the annual meeting will be required to approve Proposal No. 4. However, the 258,626 shares of common stock held by the holders of the series D convertible preferred stock as of the record date are not entitled to vote on Proposal No. 4.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of Proposal No. 4.

PROPOSAL NO. 5—APPROVAL OF REVERSE STOCK SPLIT

General

Our Board is soliciting stockholder authorization to amend our Sixth Amended and Certificate of Incorporation in the form set forth in Appendix A to this proxy statement (the “Reverse Stock Split Amendment”) to effect a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”) upon a determination by the Board of Directors that such amendment is necessary and appropriate to maintain the continued listing of our common stock on The Nasdaq Capital Market, with such Reverse Stock Split being at a ratio of between 1-for-8 and 1-for-15, inclusive, which ratio will be selected at the sole discretion of our Board at any whole number in the above range, with any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split being rounded up to the nearest whole share.

A vote “FOR” the Reverse Stock Split will constitute approval of the Reverse Stock Split Amendment providing for the combination of between eight and 15 shares of common stock, inclusive, as determined in the sole discretion of our Board, into one share of common stock. If our stockholders approve this proposal, our Board will have the authority, but not the obligation, in its sole discretion and without further action on the part of our stockholders, to select the Reverse Stock Split ratio in the above range and implement the Reverse Stock Split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment but prior to the date of our 2019 annual meeting of stockholders (the “2019 Annual Meeting”). The Board reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval, our Board may consider, among other things, various factors such as:

•                  the historical trading price and trading volume of our common stock;

•                  the then prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock;

•                  our ability to continue our listing on The Nasdaq Capital Market;

•                  which Reverse Stock Split ratio would result in the least administrative cost to us; and

•                  prevailing general market and economic conditions.

Our Board believes that a Reverse Stock Split at a ratio of between 1-for-8 and 1-for-15, inclusive, as currently proposed, will be effective to increase the per share trading price of our common stock above the minimum bid price of $1.00 per share required by Nasdaq to be listed on The Nasdaq Capital Market, as further discussed below.

If our stockholders approve the Reverse Stock Split, the Board may implement the Reverse Stock Split promptly if necessary to satisfy the minimum bid price rule and so maintain our listing on The Nasdaq Capital Market. However, the Board reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders. The Board also reserves the right to delay the Reverse Stock Split until the 2019 Annual Meeting.

Purpose of the Reverse Stock Split

Our common stock currently trades on The Nasdaq Capital Market under the symbol “RSLS.” The Nasdaq Marketplace Rules contain various continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that a company’s common stock has a bid price that is greater than or equal to $1.00 per share.

The closing trading price of our common stock on The Nasdaq Capital Market has been less than $1.00 since April 2, 2018, the date we announced that we entered into the Securities Purchase Agreement referred to in Proposal No. 4. We believe that the only credible plan to regain compliance with the minimum bid price rule is to implement a reverse stock split to increase the per share trading price of our common stock above Nasdaq’s minimum bid price requirement of $1.00 per share as set forth in this proposal.

Our Board has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Capital Market. Delisting from Nasdaq would adversely affect our ability to raise additional financing through the public or private sale of equity securities and would significantly affect the ability of investors to trade our securities. Delisting would also negatively affect the value and liquidity of our common stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets.

The primary purpose of the Reverse Stock Split is to increase the per share trading price of our common stock in order to maintain the eligibility of our common stock for listing on The Nasdaq Capital Market. We believe that the Reverse Stock Split would allow us to regain compliance with the minimum bid price rule. Additionally, a secondary purpose of the Reverse Stock Split is to enhance the marketability of our common stock by increasing the price per share. We believe the current price per share of our common stock diminishes the effective marketability of our common stock because of the reluctance of many leading brokerage firms to recommend lower-priced stock to their clients. Additionally, the policies and practices of a number of brokerage firms with respect to the payment of commissions based on stock price tend to discourage individual brokers within those firms from dealing in lower-priced stocks.

If our stockholders approve the Reverse Stock Split, we intend to implement the Reverse Stock Split promptly. However, the Board reserves the right to abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders.

IF OUR STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL, WE WILL BE DELISTED FROM THE NASDAQ CAPITAL MARKET IF WE ARE UNABLE TO MAINTAIN A MINIMUM BID PRICE FOR OUR COMMON STOCK OF $1.00 PER SHARE AS REQUIRED BY THE NASDAQ MARKETPLACE RULES.

Impact of the Reverse Stock Split, if Implemented

If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock and common stock equivalents. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Our authorized capital stock currently consists of 275 million shares of common stock, par value $0.01, and 5 million shares of preferred stock, par value $0.01. The Reverse Stock Split will not change the number of authorized shares of our common stock or preferred stock.

The table below sets forth, as of April 6, 2018 and for illustrative purposes only, certain effects of potential Reverse Stock Split ratios of 1-for-8 and 1-for-15, inclusive, including on our total outstanding common stock equivalents (without giving effect to the treatment of fractional shares).

	Common Stock and Equivalents Outstanding		Common Stock and Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios		Percent of Total, Prior to and After
	Prior to Reverse Stock Split		1-for-8	1-for-15	Reverse Stock Split
Common stock outstanding	32,950,447	30.20%	4,118,806	2,196,697	30.20%
Common stock underlying options	3,237,397	2.97%	404,675	215,827	2.97%

	Common Stock and Equivalents Outstanding		Common Stock and Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios		Percent of Total, Prior to and After
	Prior to Reverse Stock Split		1-for-8	1-for-15	Reverse Stock Split
Common stock underlying warrants	49,303,715	45.19%	6,162,964	3,286,914	45.19%
Common stock underlying convertible preferred stock	23,618,766	21.65%	2,952,346	1,574,584	21.65%
Total common stock and equivalents	109,110,325	100%	13,638,791	7,274,022	100%
Common stock available for future issuance	165,889,675		261,361,209	267,725,978

The principal effects of the Reverse Stock Split will be as follows:

•                  each eight to 15 shares of common stock, inclusive, as determined in the sole discretion of our Board, owned by a stockholder, will be combined into one new share of common stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;

•                  the number of shares of common stock issued and outstanding will be reduced accordingly, as illustrated in the table above;

•                  proportionate adjustments will be made to the per share exercise prices and/or the number of shares issuable upon exercise or conversion of outstanding options, warrants, and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

•                  because the number of our authorized shares of common stock will not change, there will be a significant increase in the number of authorized and unissued shares of common stock available to (i) settle the exercise or conversion of our issued and outstanding convertible or exchangeable securities, and (ii) issue in future equity financings; and

•                  the number of shares reserved for issuance under the securities described immediately above will be reduced proportionately.

Certain Risks Associated with the Reverse Stock Split

Certain risks associated with the Reverse Stock Split are as follows:

•                  If the Reverse Stock Split is approved and implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•                  There can be no assurance that the Reverse Stock Split will result in any particular price for our common stock. In addition, we will have fewer shares that are publicly traded. As a result, the trading volume and the liquidity of our common stock may decline.

•                  There can be no assurance that the market price per share of our common stock after the Reverse Stock Split will increase and remain in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on April 18, 2018 of $0.653 per share, if the Reverse Stock Split at a ratio of 1-for-10 is approved and implemented, there can be no assurance that the post-split market price of our common stock would be $6.53 or greater. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

•                  The Reverse Stock Split will dramatically reduce the number of issued and outstanding shares of common stock relative to the number of authorized shares of common stock, of which there are currently (and will remain after the Reverse Stock Split, if implemented) 275 million authorized shares. A large amount of available shares of common stock could have adverse consequences, including but not limited to (i) if the price of our common stock continues to decrease, the number of shares of common stock we will be required upon conversion of our outstanding shares of series B and series D convertible preferred stock will continue to increase, and we may be required to issue a large number of shares of common stock to settle such conversions, which could massively dilute current stockholders and (ii) our current stockholders could be potentially diluted by future issuances of shares of common stock for capital raising purposes, to acquire additional assets, for equity compensation of officers and directors and for other corporate purposes.

•                  The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Our Board intends to implement the Reverse Stock Split, if approved by our stockholders, because the Board believes that a decrease in the number of shares is likely to improve the trading price of our common stock and allow us to regain compliance with the $1.00 minimum bid price required by the Nasdaq Marketplace Rules. The Board therefore believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, the Board reserves its right to abandon the Reverse Stock Split if it determines, in its sole discretion, that it would no longer be in the best interests of the Company and its stockholders to implement the Reverse Stock Split.

Effective Time

The proposed Reverse Stock Split would become effective as of 12:01 a.m., Eastern time (the “Effective Time”) on the date specified in the Reverse Stock Split Amendment filed with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our common stock in accordance with the Reverse Stock Split ratio of between 1-for-8 and 1-for-15, inclusive and the number of shares of common stock authorized will remain the same. The Reverse Stock Split will not change the number of authorized shares of our common stock, regardless of whether the Authorized Share Increase is approved.

After the Effective Time, our common stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless our common stock is delisted by Nasdaq because of our failure to comply with the minimum bid price rule, our common stock will continue to be listed on The Nasdaq

Capital Market under the symbol “RSLS,” although Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that the Reverse Stock Split has occurred.

Board Discretion to Implement the Reverse Stock Split

If stockholder approval is obtained for the Reverse Stock Split, the Board expects to select an appropriate ratio and implement the Reverse Stock Split promptly. However, the Board reserves the authority to decide, in its sole discretion, to delay or abandon the Reverse Stock Split after such vote and before the effectiveness of the Reverse Stock Split if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. The Board will, however, implement the Reverse Stock Split, if at all, prior to the date of our 2019 Annual Meeting.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

No Going-Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for the Reverse Stock Split to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Exchange Act. In fact, since all fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share, there will be no reduction in the number of stockholders of record that could provide the basis for a going-private transaction.

Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold In “Street Name”)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e., Stockholders Who Are Registered on the Transfer Agent’s Books and Records but Do Not Hold Stock Certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Effect on Options, Warrants, and Preferred Stock

If the Reverse Stock Split is approved and implemented, all outstanding equity awards under our 2003 Plan, all other outstanding equity awards and any common stock warrants outstanding will be adjusted by the ratio selected by the Board and will be rounded down to the nearest whole share and a corresponding adjustment will be made to their exercise price, with the exercise price rounded up to the nearest whole cent. Additionally, the number of shares of our common stock authorized for issuance under all stock based awards granted pursuant to the 2003 Plan will also be adjusted by the Reverse Stock Split ratio selected by the Board.

As of April 18, 2018, we had 8,250,383 shares of common stock issuable upon the exercise of options outstanding under the 2003 Plan at a weighted average exercise price of $3.45 per share; 244,894 shares of our common stock reserved for future issuance under the 2003 Plan; 798,492 shares of our common stock issuable upon the exercise of options granted as inducement awards at a weighted average exercise price of $4.82 per share; 46,277,119 shares of common stock issuable upon the exercise of warrants outstanding at an exercise price of $0.75 per share and 3,026,596 shares of common stock issuable upon the exercise of warrants outstanding at an exercise price of $5.84 per share. Additionally, if the amendment to the 2003 Plan contemplated by Proposal No. 6 in this proxy is approved, we will have an additional 6,500,000 shares of our common stock initially authorized for issuance under all stock based awards granted pursuant to the 2003 Plan that will also be adjusted by the Reverse Stock Split ratio selected by the Board. No cash payment will be made in respect of any fractional share. The Reverse Stock Split will not affect the expiration date of outstanding stock options or warrants.

If the Reverse Stock Split is approved and implemented at any time while shares of series B convertible preferred stock or shares of series D convertible preferred stock are outstanding, the conversion price of the series B convertible preferred stock and series D convertible preferred stock will be multiplied by a fraction of which the numerator will be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before the Reverse Stock Split and of which the denominator will be the number of shares of common stock outstanding immediately after the Reverse Stock Split.  If the Reverse Stock Split is approved and implemented at any time while shares of series C convertible preferred stock are outstanding, the number of shares of common stock issuable upon conversion of the series C convertible preferred stock will be appropriately adjusted in order to avoid enlargement or dilution of the rights of the shares of series C convertible preferred stock. However, the number of outstanding shares of our convertible preferred stock will not change as a result of the Reverse Stock Split.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our common stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Material United States Federal Income Tax Considerations

Any discussion of tax matters set forth in this proxy statement was not intended or written to be used, and cannot be used by you, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Stockholders should seek advice based on their particular circumstances from an independent tax advisor.

The following is a summary of material United States federal income tax consequences of the Reverse Stock Split to holders of our common stock. Except where noted, this summary deals only with our common stock that is held as a capital asset for federal income tax purposes.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of common stock and does not deal with non-United States, state, local or other tax considerations that may be relevant to stockholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a person who acquired our common stock pursuant to the exercise of compensatory stock options or the vesting of restricted shares of common stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

We believe that the Reverse Stock Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split common stock for shares of post-split common stock. The post-split common stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate basis equal to the aggregate basis of the pre-split common stock held by that stockholder immediately prior to the Reverse Stock Split. Similarly, a stockholder’s holding period for the post-split common stock will be the same as the holding period for the pre-split common stock exchanged therefor.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding alternative characterizations of the Reverse Stock Split for United States federal income tax purposes.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the annual meeting will be required to approve the Reverse Stock Split.

If this proposal receives the requisite votes, then our Board will have the authority to select the Reverse Stock Split ratio within the stated range and authorize the filing of the Reverse Stock Split Amendment in substantially the form attached to this proxy statement as Appendix A at any time after the approval of the Reverse Stock Split but prior to the date of our 2019 Annual Meeting. Our Board reserves the right to abandon the proposed Reverse Stock Split at any time prior to the effectiveness of the filing of the Reverse Stock Split Amendment with the Delaware Secretary of State, notwithstanding approval of the proposed Reverse Stock Split by our stockholders.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of Proposal No. 5.

PROPOSAL NO. 6—AMENDMENT TO SECOND AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE

Background

Our Board has approved, subject to stockholder approval, an amendment to our Second Amended and Restated 2003 Stock Incentive Plan, as amended (the “2003 Plan”), to (i) increase the number of shares of common stock reserved for issuance by 6,500,000 shares and (ii) provide for an annual increase on the first day of each year beginning in 2019 such that the number of shares of common stock available under the plan equals 15% (or such lesser amount determined by our Board of Directors) of the total shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, assuming the conversion of any outstanding shares of preferred stock and the exercise of any outstanding warrants, but excluding shares issuable upon the exercise or payment of stock options or other equity-based awards with respect to which shares have not actually been issued. However, to the extent permitted under applicable law and applicable stock exchange rules, awards that provide for the delivery of shares subsequent to the applicable grant date would be able to be granted in excess of the share limit under the 2003 Plan if such awards provide for the forfeiture or cash settlement of such awards to the extent that insufficient shares remain under the share limit at the time that shares would otherwise be issued in respect of such award. In order that the applicable regulations under the Internal Revenue Code relating to incentive stock options be satisfied, the maximum number of shares that may be issued under the 2003 Plan upon the exercise of incentive stock options may not exceed the initial limit of 15,000,000 shares cumulatively increased on January 1, 2019 and each January 1 thereafter by the lesser of the annual increase for that year or 1,200,000 shares. If this Proposal No. 6 is approved, the 15,000,000 shares initially available for issuance under the 2003 Plan, including awards already granted, would equal approximately 14.2% of our total shares of common stock outstanding (on an as converted basis), calculated in the same manner as the proposed annual increase.

On April 18, 2018, our Compensation Committee approved stock option grants for an aggregate of 5,811,478 shares of common stock, including grants of stock options covering 4,164,281 shares to Mr. Gladney and 1,161,797 shares to Mr. Youngstrom, at an exercise price of $0.653 per share, which was the closing price of our common stock on the date of grant. Following those grants, there are 8,250,383 shares that have been issued or which are subject to outstanding awards under the 2003 Plan and there remain 244,894 shares available for grant under the 2003 Plan.

We are asking our stockholders to approve the amendment to the 2003 Plan to increase the shares authorized under the 2003 Plan, as our Board and management believe that stock-based awards under the 2003 Plan are instrumental in attracting, motivating and retaining talented employees, management personnel and non-employee directors. The availability of stock-based compensation not only increases employees’ focus on the creation of stockholder value, but also enhances employee retention and generally provides increased motivation for our employees to contribute to our future success. The 2003 Plan is the only stockholder approved plan pursuant to which we can grant stock options and other forms of stock-based compensation, and the limited number of shares remaining available under the 2003 Plan restricts the Board’s ability to make stock-based awards. For these reasons, our Board believes that approval of the amendment to the 2003 Plan to increase the shares authorized under the 2003 Plan is needed and is in the best interests of the company and our stockholders.

If the Reverse Stock Split is approved and implemented, the number of shares of our common stock reserved under the 2003 Plan, as well as the number of shares authorized for issuance under all stock based awards granted pursuant to the 2003 Plan and any other limits on the number of shares to be granted under the 2003 Plan (such as the limit on the number of incentive stock options), will be adjusted by the Reverse Stock Split ratio selected by the Board.

Our common stock is listed on the NASDAQ Capital Market under the symbol “RSLS.” The closing price of our common stock on April 18, 2018 was $0.653.

Description of the 2003 Plan

The following is a summary of the key provisions of the 2003 Plan. This summary does not purport to be a complete description of all the provisions of the 2003 Plan, and it is qualified in its entirety by reference to the full text of the 2003 Plan, which is marked to show changes to the current version of the 2003 Plan and attached as Appendix B to this proxy statement and has been filed with the SEC and is available at www.sec.gov.

Administration

The Board has appointed the Compensation Committee to administer the 2003 Plan. As a result, the Compensation Committee has the authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2003 Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2003 Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the 2003 Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has the authority to interpret the 2003 Plan and establish rules and regulations for the administration of the 2003 Plan.

The Compensation Committee may delegate its powers under the 2003 Plan to one or more officers or directors of ReShape Lifesciences or a committee of such officers or directors, except that the Compensation Committee may not delegate its powers to grant awards to officers or directors of ReShape Lifesciences or any affiliate who are subject to Section 16 of the Exchange Act, in a way that would violate Section 162(m) of the Internal Revenue Code (the “Code”) or in such a manner as would contravene Section 157 of the Delaware General Corporation Law.

Eligible Participants

Any employee, officer, consultant, independent contractor or non-employee director providing services to us or any of our affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the 2003 Plan. However, only employees of ReShape Lifesciences or our subsidiary are eligible for grants of incentive stock options. As of April 6, 2018, approximately 68 employees and officers, 10 consultants and independent contractors and five non-employee directors were eligible to participate in the 2003 Plan.

Shares Available for Awards

The 2003 Plan currently authorizes an aggregate of 8,500,000 shares of our common stock for issuance under all stock-based awards. If the proposed amendment to the 2003 Plan is approved by our stockholders, the maximum number of shares authorized for issuance under the 2003 Plan will be increased by 6,500,000 shares to 15,000,000 shares and the 2003 Plan will provide for an annual increase on the first day of each year beginning in 2019 such that the number of shares of common stock available under the plan equals 15% (or such lesser amount determined by our Board of Directors) of the total shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, assuming the conversion of any outstanding shares of preferred stock and the exercise of any outstanding warrants, but excluding shares issuable upon the exercise or payment of stock options or other equity-based awards with respect to which shares have not actually been issued. However, to the extent permitted under applicable law and applicable stock exchange rules, awards that provide for the delivery of shares subsequent to the applicable grant date would be able to be granted in excess of the share limit under the 2003 Plan if such awards provide for the forfeiture or cash settlement of such awards to the extent that insufficient shares remain under the share limit at the time that shares would otherwise be issued in respect of such award. In order that the applicable regulations under the Internal Revenue Code relating to incentive stock options be satisfied, the maximum number of shares that may be issued under the 2003 Plan upon the exercise of incentive stock options may not exceed the initial limit of 15,000,000 shares cumulatively increased on January 1, 2019 and each January 1 thereafter by the lesser of the annual increase for that year or 1,200,000 shares.

Certain awards under the 2003 Plan will be subject to the following limitations:

•                  No eligible person that may be a “covered person” within the meaning of Section 162(m) of the Code (a “covered person”) may be granted stock options, stock appreciation rights or any other award or awards under the 2003 Plan, the value of which award or awards is based solely on an increase in the value of the shares after the date of grant, and which is intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (qualified performance-based compensation) for more than 2,000,000 shares or, if such award is payable in cash, for an amount greater than the fair market value of 2,000,000 shares at the time of payment.

•                  No eligible person that may be a covered person may be granted awards denominated in shares under the 2003 Plan which are intended to represent qualified performance-based compensation (including, without limitation, performance awards, restricted stock and restricted stock units) for more than 2,000,000 shares in the aggregate in any calendar year.

•                  The maximum amount payable pursuant to all performance awards denominated in cash under the 2003 Plan which are intended to represent qualified performance-based compensation to any participant that may be a covered person in the aggregate in any calendar year is $10,000,000 in value, whether payable in cash, shares or other property.

The Compensation Committee may adjust the 2003 Plan or outstanding awards in a manner it deems equitable if it is necessary in order to prevent the dilution or enlargement of such benefits or potential benefits in the case of a stock dividend or other distribution, recapitalization, stock split, merger, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights or other similar corporate transaction or event. As a result of such changes, and provided that the number of shares covered by any award or to which any award relates will always be a whole number, the Compensation Committee may adjust the number and type of shares (or other securities or property) subject to outstanding awards or that may be made the subject of future awards and/or the purchase or exercise price of any award.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the shares previously set aside for such award will be available for future awards under the 2003 Plan. The shares available for award under the 2003 Plan may also include shares previously reacquired by ReShape Lifesciences and designated as treasury shares.

Types of Awards and Terms and Conditions

The 2003 Plan permits the granting of: stock options (including both incentive and non-qualified stock options), stock appreciation rights (“SARs”), restricted stock and restricted stock units, performance awards, dividend equivalents, other stock grants and other stock-based awards. The Compensation Committee, in its discretion, may grant awards alone or in addition to, in tandem with or in substitution for any other award. Awards granted in addition to or in tandem with other awards may be granted either at the same time as or at a different time from the grant of another award. The specific terms of each award are provided in separate award agreements.

Stock Options.    Stock options awarded under the 2003 Plan may be either “incentive” stock options or “non-qualified” stock options under the Code. Stock options allow the option holder to purchase shares of our stock for a set per-share exercise price determined by the Compensation Committee on the date of grant, and may not be less than the fair market value of our common stock on the date the option is granted, except for those who own more than 10% of the total voting power of our outstanding capital stock, who must be granted stock options with an exercise price of at least 110% of the fair market value of our stock. The exercise price of stock options may be less than fair market value on the date of grant if necessary to comply with the legal requirements of a foreign jurisdiction or if the stock option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with ReShape Lifesciences or any affiliate. The Compensation Committee sets the terms and vesting provisions of stock options, provided that: (i) the aggregate fair market value of shares exercisable for the first time pursuant to incentive stock options held by a participant may not exceed $100,000 in any calendar year, (ii) all incentive stock options must be granted within 10 years from the earlier of the date on which the 2003 Plan was adopted by our Board or approved by our stockholders, (iii) unless sooner exercised, all incentive stock options will expire no later than 10 years after the date of grant or, if the holder possesses more than 10% of the total voting power of our outstanding capital stock on the date of grant, no later than 5 years after the date of grant and (iv) incentive stock options granted under the 2003 Plan will contain such other provisions required in order to qualify as incentive stock options under the Code. No incentive stock option is transferable by the holder, other than by the laws of descent and distribution. An incentive stock option may only be exercised by its holder during his or her lifetime. A non-qualified stock option will be transferable by the holder to a family member, by will, or pursuant to the laws of descent and distribution, or as otherwise permitted pursuant to rules and regulations adopted by the SEC. The Compensation Committee, may permit a participant to transfer a non-qualified stock option to any family member at any time that such participant holds such option as long as such transfer is not for value and the family member may not make subsequent transfers other than by will or the laws of descent and distribution. In addition, the Compensation Committee may permit, in its discretion, the “net exercise” of non-qualified stock options. The exercise price of outstanding stock options may not be lowered through re-pricing, or by canceling any previously granted stock option and replacing that option with a re-grant of the same award without prior approval of our stockholders.

Stock Appreciation Rights.    SARs granted under the 2003 Plan entitle the holder, upon exercise, to receive an amount equal to the excess of the fair market value of the shares of stock underlying the SAR at the time of exercise over the exercise price for such shares without tendering any consideration. The exercise or strike price for SARs is determined by the Compensation Committee on the date of grant, and may not be less than the fair market value on the date the SAR is granted. The Compensation Committee sets the terms and vesting provisions of SARs, provided that no SAR may have a term greater than 10 years. The Compensation Committee may, at its discretion, settle SARs in either cash or stock. A SAR may only be exercised by its holder during his or her lifetime. Except as otherwise provided by the Compensation Committee, a holder of a SAR may not sell, transfer, pledge or assign any such rights with respect to the SAR.

Restricted Stock and Restricted Stock Units.    The holders of restricted stock own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The restriction period begins on the date of grant and the restrictions may lapse separately or in combination at a time or times in such installments or otherwise as determined by the Compensation Committee and set forth in the award agreement. After the restrictions have lapsed, the holder has all of the rights of a stockholder of our common stock. If the holder’s employment or service to ReShape Lifesciences terminates during the restriction period, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions. The holders of restricted stock awards may not sell, transfer, pledge or assign shares of restricted stock during the restriction period.

Performance Awards.    Performance awards are exercisable upon the achievement of performance goals set forth in the agreements covering the performance awards. A performance award granted under the 2003 Plan may be payable in cash or in shares of common stock (including restricted stock), other securities, other awards or other property. Subject to the terms of the 2003 Plan and any award agreement, the length of the performance period, the performance goals to be achieved during the performance period, the amount of any performance award, the payment amount to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Compensation Committee. No performance award intended to qualify as performance-based compensation under Section 162(m) of the Code may be granted if the stockholders have not approved the performance goals within the last five years.

Dividend Equivalents.    Dividend equivalents entitle the holder to receive payments equivalent to the amount of any cash dividends paid on shares of our common stock. A dividend equivalent may be denominated or payable in cash, shares of stock or other securities, or other awards or property determined in the discretion of the Compensation Committee. The Compensation Committee will also determine any other terms and conditions applicable to the dividend equivalents. The Compensation Committee may not grant dividend equivalents to eligible persons in connection with the grants of options or SARs to such eligible persons and no dividend equivalent payments will be made to a participant with respect to any award prior to the date on which all conditions or restrictions relating to such award (or portion thereof to which the dividend equivalent relates) have been satisfied, waived or lapsed.

Stock Awards and Other Stock-Based Awards.    The Compensation Committee also has the authority to grant common stock under the 2003 Plan without restrictions as it deems consistent with the purpose of the 2003 Plan, as well as the authority to grant other stock-based awards, with methods of payment and other relevant terms as determined by the Compensation Committee, provided that such stock-based awards may not contain a purchase right or an option-like exercise feature.

Amendment and Termination

Our Board may amend, alter, or terminate the 2003 Plan at any time provided, however, that any 2003 Plan amendment will be submitted to our stockholders for approval if (i) required by law or by the securities exchange on which our stock is listed, (ii) the failure to obtain such consent causes Rule 16b-3 or Section 162(m) of the Code to be unavailable with respect to the 2003 Plan or (iii) the failure to obtain such consent causes us to be unable, under the Code, to grant incentive stock options under the 2003 Plan. No termination or amendment of the 2003 Plan will in any manner adversely affect an award previously granted under the 2003 Plan without the consent of the applicable award holder. While our Board retains the right to terminate the 2003 Plan as described above, the 2003 Plan will automatically terminate on September 27, 2022, the tenth anniversary of the effective date of the 2003 Plan. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of ReShape Lifesciences or any other similar corporate transaction or event involving ReShape Lifesciences, the Compensation Committee or the Board may provide for, in its sole discretion, upon the consummation of the event: (i) either termination of any award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon exercise of such award or realization of the participant’s rights or replacement of such award with other rights or property selected by the Compensation Committee or the Board, in its sole discretion, (ii) such award to be assumed by the successor or survivor corporation or substituted for similar options, rights or awards, (iii) such award will be exercisable or fully vested with respect to all shares covered thereby notwithstanding anything to the contrary in the award agreement or (iv) such award cannot vest, be exercised or become payable after a date certain in the future which may be the effective date of such event.

Change in Control

The Compensation Committee has discretion to provide in any award agreement under the 2003 Plan that the restrictions on the award may lapse, mature or the award may become exercisable on an accelerated basis upon a change in control of ReShape Lifesciences. A change in control includes: (i) a change in beneficial ownership of our securities after the date of the agreement resulting in a new beneficial owner holding 50% or more of the combined voting power of our securities; (ii) a majority of the Board ceases to be composed of continuing directors; (iii) any consolidation or merger involving the Company where the Company is not the surviving corporation or the shares of the Company’s capital stock are converted into cash, securities or other property, except if the Company is the surviving corporation and its stockholders immediately prior to the transaction maintain a proportionate ownership in the Company’s stock following the transaction; (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (v) any liquidation or dissolution of the Company; or (vi) a majority of the continuing directors determine, in their sole and absolute discretion, that there has been a change in control. However, in no case will an award agreement provide for accelerated exercisability of any award or the lapse of restrictions relating to any award in connection with a change in control event other than a change in control as defined in the 2003 Plan.

Federal Income Tax Matters

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2003 Plan.

Grant of Options and SARs.    The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options.    Upon the exercise of an incentive stock option, no taxable income is realized by the optionee for purposes of regular income tax. However, the optionee may be required to recognize income for purposes of the alternative minimum tax (“AMT”). If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (i) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) ReShape Lifesciences will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (ii) ReShape Lifesciences generally will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by ReShape Lifesciences.

Exercise of Non-Qualified Stock Options and SARs.    Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and ReShape Lifesciences generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and generally are deductible by ReShape Lifesciences.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to ReShape Lifesciences in connection with the disposition of shares acquired under a non-qualified stock option or SAR.

Restricted Stock.    Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is transferable or no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of grant of the restricted stock, and the tax basis will be equal to the fair market value of the shares on the date of grant of the restricted stock (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. ReShape Lifesciences generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents.    Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (i) the amount of cash received under the terms of the award or, as applicable, (ii) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. ReShape Lifesciences generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, the recipient’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants.    As to other grants of shares of our common stock made under the 2003 Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. ReShape Lifesciences generally will be entitled at that time to an income tax deduction for the same amount.

Deductibility of Executive Compensation Under Code Section 162(m).    Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and other performance awards paid under the 2003 Plan are qualified performance-based compensation, ReShape Lifesciences generally will be entitled to a corresponding income tax deduction at the time a recipient recognizes ordinary income from awards made under the 2003 Plan. Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s other three most highly compensated executive officers (excluding the chief financial officer), which are defined as “covered employees.” However, qualified performance-based compensation is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (i) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any recipient pursuant to any performance period, must be approved by a majority of the corporation’s shareholders and (iii) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

The Tax Cuts and Jobs Act signed into law on December 22, 2017 (the “Tax Act”), among other things, repealed the exemption from the Code Section 162(m)’s deduction limit for qualified performance-based compensation effective for taxable years beginning after December 31, 2017. Further, the Tax Act amended Code Section 162(m) to add the chief financial officer as a covered employee subject to the limit, and to treat any covered employee as continuing to be a covered employee in all future years. The amendments made by the Tax Act include a transition provision for compensation paid under a written contract in effect on November 2, 2017 that is not materially modified after such date. The Company believes that any qualified performance-based awards issued under the 2003 Plan to persons who may be a covered person will continue to be eligible for the performance-based exception provided certain requirements are met. Despite the Compensation Committee’s efforts to structure performance-based compensation awards in a manner intended to be exempt from the Code Section 162(m) deduction limit, because of ambiguities and uncertainties as to the application and interpretation of Code Section 162(m) as revised by the Act, including the uncertain scope of the transition relief under the Act, no assurance can be given that compensation intended to satisfy the requirements for the performance-based compensation exemption from the Code Section 162(m) deduction limit will in fact be fully deductible.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act.    Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified option, an incentive stock option (for purposes of the AMT only), an SAR or a restricted stock unit, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Code if the recipient has had a non-exempt acquisition of shares of ReShape Lifesciences stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period unless a special election is made by the recipient pursuant to Section 83(b) of the Code to recognize income as of the date the shares are received.

Awards Under the 2003 Plan

Because future grants of awards under the 2003 Plan are subject to the discretion of the Compensation Committee and the Board, the future awards that may be granted to 2003 Plan participants cannot be determined at this time. The following table sets forth the option awards granted to our named executive officers, executive officers, employees and non-employee directors under the 2003 Plan during fiscal year 2017.

Name and Principal Position During Fiscal Year 2017	Option Awards (Shares)
Dan W. Gladney President and Chief Executive Officer	1,129,475
Scott. P. Youngstrom Chief Financial Officer	426,320
Naqeeb A. Ansari(1) Vice President of International Sales and US Veterans Administration Hospitals	238,476
All executive officers as a group	1,980,771
All other employees as a group	403,600
All directors who are not executive officers as a group	205,000

(1)         Mr. Ansari remains employed by the Company, but the Board in 2017 determined that he is no longer an executive officer.

On April 18, 2018, our Compensation Committee approved stock option grants for an aggregate of 5,811,478 shares of common stock, including grants of stock options covering 4,164,281 shares to Mr. Gladney and 1,161,797 shares to Mr. Youngstrom, at an exercise price of $0.653 per share, which was the closing price of our common stock on the date of grant.

The following table sets forth information about our equity compensation plans as of December 31, 2017, the end of our last completed fiscal year:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Second Column)
Equity compensation plans approved by security holders	2,530,755	(1)	$8.68	5,964,222	(2)
Equity compensation plans not approved by security holders	1,299,692	(3)	$3.75	—
Total	3,830,447		$7.01	5,964,222

(1) Consists of options awarded under the 2003 Plan.

(2) Represents the maximum number of shares of common stock available to be awarded under the 2003 Plan as of December 31, 2017.

(3) Consists of the inducement grants awarded in 2015, 2016 and 2017 to newly hired executives and other employees.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on Proposal No. 6 at the annual meeting will be required to approve Proposal No. 6.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of Proposal No. 6.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our 2017 Annual Report to Stockholders and Form 10-K, including consolidated financial statements for the year ended December 31, 2017, accompanies, or has been mailed to you immediately prior to, this proxy statement. Our Form 10-K is available to you, without charge, upon written request to Secretary, ReShape Lifesciences Inc., 1001 Calle Amanecer, San Clemente, California 926733, and is also available on our website at www.reshapelifesciences.com. If requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to Secretary, ReShape Lifesciences Inc., 1001 Calle Amanecer, San Clemente, California 92673.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household ReShape Lifesciences proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Secretary, ReShape Lifesciences Inc., 1001 Calle Amanecer, San Clemente, California 92673, or call (949) 429-6680.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of ReShape Lifesciences.

Scott P. Youngstrom
Secretary

Dated: April 30, 2018

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF RESHAPE LIFESCIENCES INC.

ReShape Lifesciences Inc. (the “Corporation”), a corporation duly organized and existing under the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

First.            The amendment to the Corporation’s Sixth Amended and Restated Certificate of Incorporation, as amended, set forth below was duly adopted and approved by the Board of Directors effective as of [  ], 2018 and was approved by the stockholders at an annual meeting of the Corporation’s stockholders, duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Second.        The Sixth Amended and Restated Certificate of Incorporation, as amended, is hereby amended by amending and restating Section 4 of Article IV:

“4. Reverse Stock Split. Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation, as amended, of the Corporation, each [  ] shares of Common Stock, par value $0.01 (the “Old Common Stock”) either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share (the “New Common Stock”). The Corporation shall, through its transfer agent, provide a book-entry statement reflecting the number of shares of New Common Stock to which the holder is entitled following a reverse stock split to holders of Old Common Stock. From and after the Effective Time, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. The Corporation shall not issue fractional shares of New Common Stock. The reverse stock split shall not increase or decrease the amount of stated capital or paid-in surplus of the Corporation, provided that any fractional share that would otherwise be issuable as a result of the reverse stock split shall be rounded up to the nearest whole share of New Common Stock. From and after the Effective Time, the term “New Common Stock” as used in this Article IV shall mean common stock as provided in the Sixth Amended and Restated Certificate of Incorporation, as amended.”

Third.            Except as herein amended, the Corporation’s Sixth Amended and Restated Certificate of Incorporation, as amended, shall remain in full force and effect.

Fourth.            The Effective Time of this Amendment will be [   ], 20[  ] at 12:01 a.m. Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this day of                           .

RESHAPE LIFESCIENCES INC.

By:
Its:

A-1

Appendix B

RESHAPE LIFESCIENCES INC.
SECOND AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

Adopted: October 1, 2003
Amended and Restated: May 7, 2014~~,~~  and December 12, 2016

~~and~~ Amended: December 19, 2017 and May 23, 2018

Section 1.                                                       Purpose.

The purpose of the Plan is to aid in attracting and retaining employees, management personnel, other personnel and Non-Employee Directors capable of assuring the future success of the Company, to offer such personnel and Non-Employee Directors incentives to put forth maximum efforts for the success of the Company’s business and to afford such personnel and Non-Employee Directors an opportunity to acquire a proprietary interest in the Company.

Section 2.                                                       Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)                                 “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)                                 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c)                                  “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d)                                 “Board” shall mean the Board of Directors of the Company.

(e)                                  “Change in Control” shall mean the consummation of any of the following:

(i)                                     any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act who did not own shares of the capital stock of the Company on the date of grant of the Award shall, together with his, her or its Affiliates and Associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the “Beneficial Owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (any such person being hereinafter referred to as an “Acquiring Person”);

(ii)                                  the Continuing Directors cease to constitute a majority of the Company’s Board;

(iii)                               There should occur (A) any consolidation or merger involving the Company and the Company shall not be the continuing or surviving corporation or the shares of the Company’s capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to a merger or consolidation in which (1) the Company is the surviving corporation and (2) the stockholders of the Company immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (C) any liquidation or dissolution of the Company;

(iv)                              The majority of the Continuing Directors determine, in their sole and absolute discretion, that there has been a Change in Control; or

(v)                                 No Award Agreement issued on or after December 12, 2016 shall provide for accelerated exercisability of any Award or the lapse of restrictions relating to any Award in connection with a change in control event other than a Change in Control as defined herein.

(f)                                   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)                                  “Committee” shall mean either the Board or a committee of the Board appointed by the Board to administer the Plan.

(h)                                 “Common Stock” shall mean shares of common stock, par value $0.01 per share, of the Company.

(i)                                     ~~(h)~~ “Company” shall mean ReShape Lifesciences Inc., a Delaware corporation, and any successor corporation.

(j)                                    ~~(i)~~ “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate and who (i) was a member of the Company’s Board of Directors on the date of grant of the Option or (ii) subsequently became a member of the Board of Directors, upon the nomination or recommendation, or with the approval of, a majority of the Continuing Directors.

(k)                                 ~~(j)~~ “Director” shall mean a member of the Board.

(l)                                     ~~(k)~~ “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(m)                             ~~(l)~~ “Eligible Person” shall mean any employee, officer, consultant, independent contractor or Non-Employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(n)                                 ~~(m)~~ “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)                                 ~~(n)~~ “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall not be less than (i) the closing price as reported for composite transactions, if the Shares are then listed on a national securities exchange, (ii) the last sale price, if the Shares are then quoted on the NASDAQ Stock Market or (iii) the average of the closing representative bid and asked prices of the Shares in all other cases, on the date as of which fair market value is being determined. If on a given date the Shares are not traded in an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this clause and in connection therewith shall take such action as it deems necessary or advisable.

(p)                                 ~~(o)~~ “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(q)                                 ~~(p)~~ “Non-Employee Directors” shall mean members of the Board who are also not employees of the Company.

(r)                                    ~~(q)~~ “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(s)                                   ~~(r)~~ “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(t)                                    ~~(s)~~ “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(u)                                 ~~(t)~~ “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(v)                                 ~~(u)~~ “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(w)                               ~~(v)~~ “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(x)                                 ~~(w)~~ “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net earnings), EBIT or EBITDA as a percent of net sales, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk), returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, market capitalization, cash generation, cash flow (including, without limitation, operating cash flow, free cash flow and cash flow return on equity), unit volume, working capital, market share, cost reductions, budget comparisons, sales or profitability of an identifiable business unit or product, economic profit or value added, number of customers, workforce satisfaction and diversity goals, environmental health and safety goals, employee retention, customer satisfaction, implementation or completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The foregoing measures may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, product lines or product categories or any combination of the foregoing. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the adjustment for charges related to an event or occurrence which the Committee determines is appropriate for adjustment, including, but not limited to, any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; gains or losses from the disposition of businesses or assets or from the early extinguishment of debt; and unusual, extraordinary or nonrecurring events.

(y)                                 ~~(x)~~ “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(z)                                  ~~(y)~~ “Plan” shall mean the ReShape Lifesciences Inc. Second Amended and Restated 2003 Stock Incentive Plan, as amended from time to time.

(aa)                          ~~(zz)~~ “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(bb)                          ~~(aa)~~ “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(cc)                            ~~(bb)~~ “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(dd)                          ~~(cc)~~ “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(ee)                            ~~(dd)~~ “Section 409A” shall mean Section 409A of the Code, or any successor provision and the applicable Treasury Regulations and other applicable guidance thereunder.

(ff)                              ~~(ee)~~ “Securities Act” shall mean the Securities Act of 1933, as amended.

(gg)                            ~~(ff)~~ “Share” or “Shares” shall mean shares of Common Stock~~, $0.01 par value, of the Company~~  or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(hh)                          ~~(gg)~~ “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(ii)                                  ~~(hh)~~ “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.                                                       Administration.

(a)                                 Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award.

(b)                                 Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers or Directors of the Company or any Affiliate or a committee of such officers or Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act, (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) or (iii) in such a manner as would contravene Section 157 of the Delaware General Corporation Law.

Section 4.                                                       Shares Available for Awards.

(a)                                 Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares that may be issued under all Awards under the Plan from its inception shall be ~~8,500,000. Notwithstanding the foregoing, the number of Shares available for~~

~~granting~~ 15,000,000 (the “Initial Limit”), provided that the aggregate number of Shares that may be issued under all Awards under the Plan will automatically increase on an annual basis on the first day of each year beginning in 2019 (the “Annual Increase”) such that the aggregate number of Shares that may be issued under all Awards under the Plan equals 15% (or such lesser amount determined by the Board) of the total number of shares of Common Stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, assuming the conversion of any outstanding shares of preferred stock and the exercise of any outstanding warrants, but excluding shares issuable upon the exercise or payment of stock options or other equity-based awards with respect to which shares have not actually been issued (the “Share Limit”). In order that the applicable regulations under the Code relating to Incentive Stock Options ~~under the Plan shall not exceed 8,500,000, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision~~be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options may not exceed the Initial Limit cumulatively increased on January 1, 2019 and each January 1 thereafter by the lesser of the Annual Increase for such year or 1,200,000 Shares. Notwithstanding the foregoing, to the extent permitted under applicable law and applicable stock exchange rules, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award.

(b)                                 Counting Shares. For purposes of this Section 4, except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i)                                     Shares Added Back to Reserve. Subject to the limitations in (ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)                                  Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in (i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to the terms of the Option Agreement or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to any Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)                               Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)                              Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)                                  Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d)                                 Award Limitations under the Plan.

(i)                                     Section 162(m) Limitation for Certain Types of Awards. No Eligible Person that may be a “covered person” within the meaning of Section 162(m) may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, and which is intended to represent “qualified performance-based compensation” within the meaning of Section 162(m), for more than 2,000,000 Shares or, if such Award is payable in cash, for an amount greater than the Fair Market Value of 2,000,000 Shares at the time of payment (subject, in each case, to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any calendar year.

(ii)                                  Section 162(m) Limitations for Performance Awards.

(A)                               Performance Awards Denominated in Shares. No Eligible Person that may be a “covered person” within the meaning of Section 162(m) may be granted Awards denominated in Shares under the Plan which are intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) (including, without limitation, Performance Awards, Restricted Stock and Restricted Stock Units), for more than 2,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any calendar year. The limitation contained in this Section 4(d)(ii)(A) does not apply to any Award subject to the limitations contained in Section 4(d)(i) or Section 4(d)(ii)(B).

(B)                               Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash under the Plan which are intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) to any Participant that may be a “covered person” within the meaning of Section 162(m) in the aggregate in any calendar year shall be $10,000,000 in value, whether payable in cash, Shares or other property. The limitation contained in this Section 4(d)(ii)(B) does not apply to any Award subject to the limitations contained in Section 4(d)(i) or Section 4(d)(ii)(A).

(iii)                               Limitation for Awards to Consultants and Advisors. Awards will only be granted to consultants or advisors in compliance with Rule 405 of the Securities Act.

(iv)                              The limitations contained in this Section 4(d) shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other stockholder approved executive incentive plan maintained by the Company will be governed solely by the terms of such other plan.

Section 5.                                                       Eligibility.

Any Eligible Person of the Company or any Affiliate, shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.                                                       Awards.

(a)                                 Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)                                     Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)                                  Option Term. The term of each Option shall be fixed by the Committee; provided, however, that the term of an Incentive Stock Option may not extend more than ten years from the date of grant of such Incentive Stock Option.

(iii)                               Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Alternatively, the Committee may, in its discretion, permit a Non-Qualified Stock Option (but not an Incentive Stock Option) to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Non-Qualified Stock Option being exercised, on the date of exercise, over the exercise price of the Non-Qualified Stock Option for such Shares.

(iv)                              Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(A)                               The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)                               All Incentive Stock Options must be granted within 10 years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C)                               Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D)                               The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock

Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)                                Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)                                 Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the same limitation in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)                                  Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)                                     Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)                                  Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)                               Forfeiture. Except as otherwise determined by the Committee or as provided in an Award Agreement, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company at the original purchase price; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d)                                 Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e)                                  Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Participants, subject to the terms of the Plan and any applicable Award Agreement, under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons, and (ii) no Dividend Equivalent payments shall be made to a Participant with respect to any Award prior to the date on which all conditions or restrictions relating to such Award (or portion thereof to which the Dividend Equivalent relates) have been satisfied, waived or lapsed.

(f)                                   Stock Awards. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(g)                                  Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other

Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. No Award issued under this Section 6(g) shall contain a purchase right or an option-like exercise feature.

(h)                                 General.

(i)                                     No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)                                  Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)                               Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)                              Limits on Transfer of Awards. Except as provided by the Committee or by this Plan, any Award (other than any fully vested and unrestricted Shares issued pursuant to any Award) and any right under any such Award shall not be transferable by a Participant other than by will or by the laws of descent and distribution or by transfer of an Award back to the Company. Notwithstanding the immediately preceding sentence, Awards of Incentive Stock Options shall not be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) at any time that such Participant holds such Option, provided that such transfers may not be for “value” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than any fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)                                 Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(vi)                              Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, and to any applicable federal or state securities laws and regulatory requirements. The Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If the Shares or other securities are listed on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award until such Shares or other securities have been listed on such securities exchange.

(vii)                           Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.                                                       Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)                                 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i)                                     if a class of the Company’s securities is then listed on a securities exchange, would cause Rule 16b-3 or the provisions of Section 162(m)(4)(c) of the Code to become unavailable with respect to the Plan;

(ii)                                  would violate the rules or regulations of the NASDAQ Stock Market, any other securities exchange or the Financial Industry Regulatory Authority, Inc. that are applicable to the Company; or

(iii)                               would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b)                                 Amendments to Awards. Except as otherwise expressly provided in the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise expressly provided in the Plan (specifically including the next two sentences hereof), the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs):

(i)                                     either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of such Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the vested portion of such Award or realization of the Participant’s vested rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)                                  that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)                               that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)                              that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

(c)                                  Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.                                                       Income Tax Withholding; Tax Bonuses.

(a)                                 Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) electing to deliver to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(b)                                 Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.                                                       General Provisions.

(a)                                 No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)                                 Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)                                  No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)                                 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)                                  Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(f)                                   Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g)                                  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)                                 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)                                     Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)                                    Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 10.                                                Effective Date of the Plan.

The Plan shall be effective as of the date of its approval and adoption by the Company’s stockholders. If the Company’s stockholders do not approve the Plan, the Plan shall be null and void.

Section 11.                                                Term of the Plan.

Awards shall only be granted under the Plan during a 10-year period beginning on September 27, 2012. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan and to waive any conditions or rights of the Company under any Award pursuant to 7(b) hereof, shall extend beyond the termination of the Plan. No Performance Award intended to qualify as performance-based compensation under Section 162(m) shall be granted under the Plan after the first stockholder meeting to occur in the fifth year following the year in which stockholders last approved (or re-approved) the Performance Goals.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RESHAPE LIFESCIENCES INC. 1001 CALLE AMANECER SAN CLEMENTE, CA 92673 During The Meeting - Go to www.virtualshareholdermeeting.com/RSLS2018 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E47520-Z72590 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RESHAPE LIFESCIENCES INC. The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5 and 6. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Class II directors: 01) Dan W. Gladney 02) Lori C. McDougal For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. Advisory vote on executive compensation. 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. Approval of issuance of shares of common stock underlying series D convertible preferred stock and warrants to purchase common stock. 4. 5. Authorization of reverse stock split. 6. Approval of amendment to Second Amended and Restated 2003 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E47521-Z72590 RESHAPE LIFESCIENCES INC. Annual Meeting of Shareholders May 23, 2018 4:30 PM EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoints Dan W. Gladney and Scott P. Youngstrom, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RESHAPE LIFESCIENCES INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 4:30 PM EDT on May 23, 2018, at www.virtualshareholdermeeting.com/RSLS2018, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: